                                                                     EXHIBIT 2.1

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

                                    )
In re                               )       Chapter 11
                                    )
PEREGRINE SYSTEMS, INC.,(1)         )       Case No. 02-12740 (JKF)
                                    )       (Jointly Administered)
         Debtor.                    )

                    FOURTH AMENDED PLAN OF REORGANIZATION OF
        PEREGRINE SYSTEMS, INC. AND PEREGRINE REMEDY, INC., AS MODIFIED,
                               DATED JULY 14, 2003

--------------------------------------------------------------------------------

                    Laura Davis Jones (Delaware Bar No. 2436)
                   Scotta E. McFarland (Delaware Bar No. 4184
              Pachulski, Stang, Ziehl, Young, Jones &Weintraub P.C.
                          919 Market Street, 16th Floor
                                  P.O. Box 8705
                         Wilmington, Delaware 19899-8705
                            Telephone: (302) 652-4100
                            Facsimile: (302) 652-4400

                 Richard M. Pachulski (California Bar No. 90073)
                   Robert B. Orgel (California Bar No. 101875)
                 Jeremy V. Richards (California Bar No. 102300)
                   Jonathan J. Kim (California Bar No. 180761)
             Pachulski, Stang, Ziehl, Young, Jones & Weintraub P.C.
                    10100 Santa Monica Boulevard, Suite 1100
                          Los Angeles, California 90067
                            Telephone: (310) 277-6910
                            Facsimile: (310) 201-0760

                  Counsel to Debtors and Debtors in Possession
--------------------------------------------------------------------------------

Dated: JULY 14, 2003

----------
(1) The Debtors are Peregrine Systems, Inc. and its direct wholly-owned subsidiary, Peregrine Remedy, Inc.

                                    EXHIBITS

         PLAN EXHIBIT A              Contracts and Leases to Be Assumed [Filed Separately with Court]

         PLAN EXHIBIT B              Contracts and Leases to Be Rejected [Filed Separately with Court]

         PLAN EXHIBIT C              PSI Subsidiaries [Filed Separately with Court]

         PLAN EXHIBIT D              Securities Claims Holders

SUPPLEMENTAL PLAN EXHIBIT E          Plan Documents [Filed Separately with Court]

SUPPLEMENTAL PLAN EXHIBIT F          Secured Equipment Finance Claim Terms Document [Filed Separately with
                                     Court]

SUPPLEMENTAL PLAN EXHIBIT G          [Intentionally Omitted]

SUPPLEMENTAL PLAN EXHIBIT H          Secured Purchaser Bank Claim Terms Document [Filed Separately with
                                     Court]

SUPPLEMENTAL PLAN EXHIBIT I          [Intentionally Omitted]

SUPPLEMENTAL PLAN EXHIBIT J          Directors, Officers and Insiders [To Be Filed Separately with Court]

             PLAN EXHIBIT K          Terms and Conditions of Reorganization Notes

             PLAN EXHIBIT L          [Intentionally Omitted]

             PLAN EXHIBIT M          Modified Kilroy Building Two Lease [Revised Version Filed Separately
                                     with Court]

             PLAN EXHIBIT N          2003 Equity Incentive Plan

SUPPLEMENTAL PLAN EXHIBIT O          SEC Partial Settlement Agreement [Filed Separately with Court]

                               TABLE OF CONTENTS

                                                                                                                  PAGE
I.       INTRODUCTION...........................................................................................    1

II.      SUMMARY OF THE PLAN....................................................................................    2

III.     DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION
         OF TIME AND GOVERNING LAW..............................................................................    6

         A.       Rules of Interpretation, Computation of Time and Governing Law................................    6

         B.       Defined Terms.................................................................................    7

IV.      TREATMENT OF ADMINISTRATIVE EXPENSES AND TAX CLAIMS....................................................   25

         A.       Introduction..................................................................................   25

         B.       Administrative Expenses.......................................................................   25

         C.       Tax Claims....................................................................................   26

V.       CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS........................................   27

         A.       Summary.......................................................................................   27

         B.       Classification and Treatment of Claims and Interests..........................................   30

                  1.       Class 1 - Priority Non-Tax Claims....................................................   30

                  2.       Class 2 - Secured Purchaser Bank Claims..............................................   31

                           a.       Class 2A:  Secured Fleet Claims.............................................   31

                           b.       Class 2B:  Secured Trade Bank Claims........................................   32

                           c.       Class 2C:  Secured SVB Claims...............................................   33

                  3.       Class 3 - Secured Equipment Finance Claim............................................   33

                           a.       Amount......................................................................   34

                           b.       Payment.....................................................................   34

                           c.       Collateral and Security Interests...........................................   34

                  4.       Class 4 - Secured Motive Claim.......................................................   34

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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                  PAGE
                           a.       Amount and Property.........................................................   35

                           b.       Payments and Transfer of Stock..............................................   35

                           c.       Collateral and Security Interests...........................................   35

                           d.       Return of Old PSI Common Stock..............................................   36

                           e.       Mutual Releases.............................................................   36

                  5.       Class 5 - Other Secured Claims.......................................................   36

                  6.       Class 6 - Convenience Claims.........................................................   37

                  7.       Class 7 - Note Claims................................................................   38

                           a.       Initial Distributions.......................................................   38

                           b.       Interim Stock Distributions.................................................   39

                           c.       Final Stock Distribution....................................................   40

                           d.       Timing, Amounts, and Disputes...............................................   40

                  8.       Class 8 - General Expense Claims.....................................................   41

                  9.       Class 8A - Remedy Rejection Claims...................................................   42

                  10.      Class 9 - Subordinated Claims/Interests..............................................   42

                           a.       Initial Distributions.......................................................   43

                           b.       Interim Stock Distributions.................................................   43

                           c.       Final Stock Distribution....................................................   44

                           d.       Timing, Amounts, and Disputes...............................................   44

                  11.      Class 10 - Old Remedy Common Stock...................................................   45

VI.      ACCEPTANCE OR REJECTION OF PLAN........................................................................   45

         A.       Identification of Unimpaired Classes..........................................................   45

         B.       Identification of Impaired Classes............................................................   46

                                      -ii-
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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                  PAGE
         C.       Classes Permitted and Not Permitted To Vote...................................................   46

         D.       Nonconsensual Confirmation....................................................................   47

VII.     MEANS FOR IMPLEMENTATION OF THE PLAN...................................................................   47

         A.       Continued Corporate Existence and Vesting of Assets...........................................   47

         B.       Consolidation.................................................................................   48

         C.       Interests in Affiliates and Subsidiaries......................................................   49

         D.       Equity Interests and Employee Stock Plan......................................................   49

                  1.       Generally............................................................................   49

                  2.       2003 Equity Incentive Plan...........................................................   50

                  3.       Potential Listing; Registration Rights...............................................   52

         E.       Intercompany Matters..........................................................................   52

         F.       Corporate Governance, Directors and Officers, and Corporate Action............................   53

         G.       Sources of Cash For Plan Distributions........................................................   55

         H.       Payment of Plan Expenses......................................................................   55

         I.       Litigation Trust..............................................................................   56

         J.       Post-Effective-Date Committee.................................................................   57

VIII.    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES..................................................   59

         A.       Assumptions...................................................................................   59

         B.       Assumptions of Executory Contracts and Unexpired Leases Related to Real Property..............   60

         C.       Cure of Defaults in Connection with Assumption................................................   60

         D.       Rejections....................................................................................   61

         E.       Bar Date for Rejection Damages................................................................   62

         F.       Bar Date for Bankruptcy Code Section 365(n) Election..........................................   63

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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                  PAGE
IX.      DISTRIBUTIONS AND RELATED MATTERS......................................................................   63

         A.       Disbursing Agent..............................................................................   63

         B.       Dates of Distributions........................................................................   65

         C.       Cash Distributions............................................................................   66

         D.       Distribution of New Securities................................................................   66

         E.       Fractional Securities and Rounding of Payments................................................   66

         F.       Disputed Claims...............................................................................   67

         G.       Undeliverable and Unclaimed Distributions.....................................................   70

         H.       Compliance with Tax Requirements..............................................................   71

         I.       Surrender of Old PSI Common Stock.............................................................   72

         J.       Record Date In Respect to Distributions.......................................................   72

X.       LITIGATION, OBJECTIONS TO CLAIMS AND DETERMINATION OF TAXES............................................   73

         A.       Generally and Objection Deadline..............................................................   73

         B.       Temporary or Permanent Resolution of Disputed Claims..........................................   75

         C.       Setoffs.......................................................................................   76

         D.       Preservation of Rights of Action & Utilization Thereof by Disbursing Agent....................   76

         E.       SEC Partial Settlement Agreement..............................................................   79

XI.      RELEASE, WAIVER AND RELATED PROVISIONS.................................................................   80

         A.       Injunctions...................................................................................   80

                  1.       Generally............................................................................   80

                  2.       Injunction Related to Rights of Action and Discharged or
                           Terminated Claims, Administrative Expenses or Interests..............................   81

         B.       Potential Limited Indemnification of Officers, Directors and Employees........................   82

                                      -iv-
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                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                                                                  PAGE
         C.       Limitation of Liability in Connection with the Plan, Disclosure Statement
                  and Related Documents ........................................................................   83

XII.     PENSION PLANS, OTHER RETIREE BENEFITS AND LABOR CONTRACTS..............................................   83

XIII.    NO REGULATED RATE CHANGE WITHOUT GOVERNMENT APPROVAL...................................................   84

XIV.     EXEMPTION FROM CERTAIN TRANSFER TAXES..................................................................   84

XV.      RETENTION OF JURISDICTION AND MISCELLANEOUS MATTERS....................................................   84

         A.       Retention of Jurisdiction.....................................................................   84

         B.       Miscellaneous Matters.........................................................................   87

XVI.     CONDITIONS TO CONFIRMATION AND EFFECTIVENESS...........................................................   93

         A.       Conditions Precedent to Plan Effectiveness....................................................   93

         B.       Effect of Non-Occurrence of Conditions to Effective Date......................................   94

XVII.    EFFECT OF CONFIRMATION.................................................................................   95

         A.       Binding Effect of Confirmation................................................................   95

         B.       Good Faith....................................................................................   95

         C.       No Limitations on Effect of Confirmation......................................................   95

         D.       Discharge of Claims, Administrative Expenses and Interests....................................   95

         E.       Judicial Determination of Discharge...........................................................   97

         F.       Exemption from Securities Laws................................................................   97

                  1.       Initial Offer and Sale Exempt from Registration......................................   98

                  2.       For Resale Purposes, Initial Offering Deemed Public Offering.........................   98

         G.       Plan Exculpation Provision Deemed Necessary...................................................   99

         H.       Plan Distributions and Transfers Deemed Not To Be Fraudulent Transfers........................   99

         I.       BMC's Rights..................................................................................  100

                                      -v-
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                               TABLE OF CONTENTS
                                  (CONTINUED)

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
                                                                                                                  PAGE
XVIII.   MODIFICATION OR WITHDRAWAL OF PLAN.....................................................................  100

         A.       Modification of Plan..........................................................................  100

         B.       Withdrawal of Plan............................................................................  101

XIX.     CONFIRMATION REQUEST...................................................................................  102

                  Peregrine Systems, Inc. (the "Company" or "PSI") and its wholly owned direct subsidiary, Peregrine Remedy, Inc. ("Remedy"), hereby propose the following Fourth Amended Plan of Reorganization, as Modified (the "Plan") pursuant to chapter 11 of title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.:

                                       I.
                                  INTRODUCTION

                  The Plan essentially is a blueprint of how PSI and Remedy (collectively, the "Debtors" or "Companies") will be structured after bankruptcy
- the form of entity they will be and who will own them. Among other things, the Plan addresses the Claims of PSI and Remedy on a consolidated basis, designates classes of Claims and classes of Interests, identifies Unimpaired and Impaired Classes, sets forth a proposal for the satisfaction of all Claims against and Interests in the Debtors, and provides adequate means for the implementation of the Plan. With the Plan, Holders of Claims and Interests entitled to vote on the Plan will receive a Ballot for voting on the Plan.

                  A separate document, the Disclosure Statement, is being sent as an accompaniment to the Plan. The Disclosure Statement is intended to provide you with information sufficient to enable you to vote on the Plan. The Disclosure Statement includes a summary of the Debtors' assets and liabilities, a summary of what Holders of Claims and Interests will receive under the Plan, a discussion of certain alternatives to the Plan, and a summary of the procedures and voting requirements necessary for Confirmation of the Plan. You should thoroughly review both the Plan and Disclosure Statement before deciding whether you will accept or reject the Plan.

                                      II.
                              SUMMARY OF THE PLAN

                  The summary of the Plan that follows in this Section is not intended to substitute for the Disclosure Statement or for the more specific terms set forth in Sections III. through XIX. of the Plan. If there are any discrepancies between the summary provided in this Section of the Plan and the other provisions of this Plan, the other provisions shall control.

                  This Plan is a reorganization Plan. The restructuring to be effectuated through the Plan is designed to enable the Debtors to continue operations and afford them sufficient time to pay their debts.

                  After the filing of the Chapter 11 Cases, the official committee of creditors holding General Unsecured Claims (the "Committee") and the official committee of equity security holders (the "Equity Committee") were subsequently formed. The Companies, the Committee, and the Equity Committee all believe the Plan to be a fair and reasonable restructuring proposal and support the Plan as the best chance for a successful reorganization of the Companies' business.

                  Although the terms of the Plan are more fully set forth in Sections III. through XIX. of the Plan, which are controlling, the following is a general outline of the Plan:

                  1. Under the Plan, the Companies will be reorganized and continued operations would be focused primarily on PSI's core line of business - "Consolidated Asset and Service Management" solutions. PSI's reorganization will include a financial restructuring pursuant to which certain PSI debts will be paid over time.

                  2. Creditors of PSI will receive Cash on the Effective Date, payments over time or common stock as follows:

                           a.       The holders of claims entitled to a legal
priority in payment over other claims pursuant to federal bankruptcy laws, i.e., Allowed Administrative Expenses, Tax Claims, and Priority Non-Tax Claims (Class
1), will be paid in Cash in full under the Plan or will be paid in full over time to the extent permitted by law.

                           b.       Holders of the Secured Purchaser Bank Claims
(Class 2) will: (a) receive in cash on the Effective Date the outstanding balance due under the Fleet Promissory Note, the Trade Bank Promissory Note and the SVB Promissory Note, as applicable, subject to a discount of $2,602,813.00, $399,219.00 and $308,253.00, respectively; and (b) continue to collect their respective non-defaulted purchased receivables, subject to a first priority lien in and to said receivables and an obligation on the part of Reorganized PSI to repurchase said receivables in the event they become past due.

                           c.       The Holder of the Secured Equipment Finance
Claim (Class 3) will retain its security interest and receive 100% of its Allowed Claim over three (3) years after the Effective Date, with interest.

                           d.       The Holder of the Secured Motive Claim
(Class 4) will (i) receive in respect of its Allowed Claim (1) $9 million in Cash, $4 million payable on the Effective Date and $5 million payable through deferred cash payments over four years, without interest, and (2) the Companies' stock in Motive Communications, Inc.; (ii) return to PSI all of its Old PSI Common Stock; and (iii) have terminated, extinguished or released any security interests, trusts or other liens with respect to its Claim.

                           e.       Other Secured Claims (Class 5) (defined
hereinbelow essentially as claims other than the Secured Purchaser Bank Claims which are supported by collateral in the form of security interests, mortgages, other liens or rights of setoff) will either:

                           (1)      Receive full Cash payment,

                           (2)      Receive back their collateral,

                           (3) Keep their Liens and have their debt cured and reinstated, or

                           (4) Otherwise have left unaltered the legal, equitable, and contractual rights to which the Holders are entitled.

                           f.       As to small Claims, PSI wants to avoid the
expense and inconvenience associated with paying small Claims over time. Thus, the Plan defines certain small claims as falling within a class of Convenience Claims (defined hereinbelow essentially as Claims which are or are voluntarily reduced to $1,000 or less). Each Holder of a Convenience Claim (Class 6) shall be paid in cash in full on the Effective Date. (Because this class exists only to avoid the inconvenience of servicing small debt over time, all Claims of a single Holder will be aggregated for purposes of determining whether the Claims are within the $1,000 maximum amount for the Convenience Claims). If Class 6 Claims exceed $500,000 in the aggregate, such Claims shall receive the same treatment as Class 8 Claims.

                           g.       Under the Plan, Note Claims (Class 7), which
essentially are the claims of Holders of PSI's $270,000,000 5-1/2% Convertible Subordinated Notes due 2007, are Impaired. Each Holder of an Allowed Class 7 Claim shall receive on the Effective Date (or on the Initial Stock Distribution Date, in respect to the Initial Class 7 Securities): (1) cash equal to thirty percent (30%) of the Holder's Allowed Class 7 Claim; (2) the Holder's Pro Rata share of the Reorganization Notes; and (3) the Holder's Pro Rata share of the Initial Class 7 Securities (which shall be equal to 63% of the Aggregate Shares). Every quarter after the Effective Date prior to the Final Stock Adjustment Distribution Date, the Stock Disbursing Agent shall make Interim Stock Adjustment Distributions to the Holders of Class 7 Claims and/or Class 9 Claims/Interests as follows:

                           (i)      As of the end of a given calendar quarter,
beginning October 31, 2003, if the aggregate amount of Class 8 Obligations as of such date exceeds $49 million, each Holder of an Allowed Class 7 Claim will receive its Pro Rata share of an Interim Stock Adjustment Distribution which shall be equal to (x) the aggregate amount of Class 8 Obligations in excess of $49 million, (y) divided by $16 million, (z) multiplied by 600,000 shares, less any and all shares of New PSI Common Stock distributable to such Holder in prior Interim Stock Adjustment Distributions.

                           (ii)     As of the end of a given calendar quarter,
beginning October 31, 2003, if the aggregate amount of Class 8 Obligations as of such date plus the aggregate amount of the additional Class 8 Obligations payable if all Disputed Class 8 Claims and Disputed Class 8A Claims (on account of which the Companies have not been or will not be reimbursed by BMC Software, Inc.) were Allowed Class 8 Claims and Allowed Class 8A Claims, respectively, as of such date is less than $65 million, each Holder of an Allowed Class 9 Claim/Interest shall receive its Pro Rata share of an Interim Stock Adjustment Distribution which shall be equal to (x) the difference between $65 million and the aggregate amount of Class 8 Obligations payable if all Disputed Class 8 Claims and Disputed Class 8A Claims (on account of which the Companies have not been or will not be reimbursed by BMC Software, Inc.) as of such date were Allowed Claims, (y) divided by $16 million, (z) multiplied by 600,000 shares.

                           (iii)    If at any time the sum of the aggregate
amount of all Class 8 Obligations plus the additional Class 8 Obligations payable if all Disputed Class 8 Claims and Disputed Class 8A Claims (on account of which the Companies have not been or will not be reimbursed by BMC Software, Inc.) were Allowed Class 8 Claims and Allowed Class 8A Claims, respectively, is less than $49 million, any and all remaining Reserved New PSI Common Stock shall be distributed Pro Rata to the holders of Allowed Class 9 Claims/Interests.

                           (iv)     If at any time the sum of the aggregate
amount of all Class 8 Obligations is greater than $65 million, any and all remaining Reserved New PSI Common Stock shall be distributed Pro Rata to the holders of Allowed Class 7 Claims.

Interim Stock Adjustment Distributions shall be made at or promptly after the end of every calendar year quarter, but may be made more frequently than every quarter at the discretion of the Stock Disbursing Agent, with the consent of the Post-Emergence Equity Committee.

                           On the Final Stock Adjustment Distribution Date,
which shall be no later than 90 days after the two-year anniversary of the Effective Date unless Reorganized PSI determines in its discretion to extend the deadline one or more times for up to one additional year, the Stock Disbursing Agent will distribute the remainder of the Reserved New PSI Common Stock to Holders of Class 9 Claims/Interests. Notwithstanding the foregoing, in the event that (i) Reorganized PSI determines to extend the Final Stock Adjustment Distribution Date one or more times for up to an additional year (i.e., until the 90th day after the three-year anniversary of the Effective Date) (including, without limitation, because Holders of Claims in Class 7 may be entitled to further distributions of New PSI Common Stock under the Plan), and (ii) Reorganized PSI, the Stock Disbursing Agent, and/or the Post-Emergence Equity Committee cannot agree as to the final allocation and distribution of any remaining Reserved New PSI Common Stock, any such disputes shall be resolved by the Bankruptcy Court.

                           h.       Under the Plan, General Expense Claims
(defined hereinbelow) (Class 8) are essentially claims which are not afforded priority by law over other claims and for which there is no collateral, other than Convenience Claims, Remedy Rejection Claims, Note Claims and Securities Claims. As more fully set forth below, holders of General Expense Claims pursuant to the Class 8 Election may elect with respect to some or all of their Allowed Claims, to receive either: (1) one hundred percent (100%) of their Allowed Claims in quarterly payments over four (4) years; or (2) sixty percent (60%) of their Allowed Claims on the Effective Date and ten percent (10%) of their Allowed Claims in four (4) equal annual installments over four (4) years.

                           i.       Subordinated Claims/Interests include
Securities Claims (essentially, claims against the Companies subordinated by law for Plan distribution purposes including, inter alia, claims for damages or rescission rights with respect to transactions involving the purchase or sale of Old PSI Common Stock or rights to reimbursement or contribution with respect to such claims) and Old PSI Common Interests (essentially, the existing common stock in the Company and any options, warrants or other rights to existing common stock). The Securities Claims are subordinated by law to the same priority as Old PSI Common Stock, and include, without limitation, the Loran Group Claim, the class Claims asserted by Lawrence Garlick, et al., the class Claims asserted by Heywood Waga on behalf of former Remedy Corporation shareholders, the Claims asserted by former directors and officers of the Debtors arising out of the purchase or sale of securities, and the Claims identified on Plan Exhibit D. Holders of Allowed Subordinated Claims/Interests will receive their Pro Rata share of the Initial Class 9 Securities to be distributed on or as soon as practicable after the Effective Date, and, as noted above, also receive additional shares of New PSI Common Stock on the Interim Stock Adjustment Distribution Date(s) (based on the applicable formulas set forth above in provisions g(i) through (iv)) and any and all remaining Reserved New PSI Common Stock on the Final Stock Adjustment Distribution Date; provided, however, in the event that (i) Reorganized PSI determines to extend the Final Stock Adjustment Distribution Date for an additional year (i.e., until the 90th day after the three-year anniversary of the Effective Date), and (ii) Reorganized PSI, the Stock Disbursing Agent, and/or the Post-Emergence Equity Committee cannot agree as to the final allocation and distribution of any remaining Reserved New PSI Common Stock, any such disputes shall be resolved by the Bankruptcy Court. Further, each Holder of an Allowed Class 9 Claim or Interest shall receive its Pro Rata share of any and all Litigation Claim Proceeds in accordance with Section VII.I. of the Plan.

                           On the Effective Date, the Old PSI Common Stock shall
be cancelled, and with the exception of the Designated Stock Options, all Old PSI Common stock rights must be exercised in accordance with the notice to be sent by Peregrine to the relevant holders after entry of the Order Approving Disclosure Statement but in all events no later than the Ballot Deadline or be deemed cancelled and of no further force and effect.

                                      III.
               DEFINED TERMS, RULES OF INTERPRETATION, COMPUTATION
                            OF TIME AND GOVERNING LAW

A.       RULES OF INTERPRETATION, COMPUTATION OF TIME AND GOVERNING LAW.

                  For purposes of the Plan: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender; (b) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions; (c) any reference in the Plan to an existing document or exhibit Filed, or to be Filed, shall mean such document or exhibit, as it may have been or may be amended, modified or supplemented; (d) unless otherwise specified, all references in the Plan to Sections and Exhibits are references to Sections and Exhibits of or to the Plan;
(e) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (f) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; and (h) any term used in capitalized form in the Plan that is not defined in the Plan but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.

                  In computing any period of time prescribed or allowed by the Plan, the provision of Bankruptcy Rule 9006(a) shall apply.

                  Except to the extent that the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, and subject to the provisions of any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the principles of conflict of laws thereof.

B.       DEFINED TERMS

                  The definitions contained in the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq., are incorporated in the Plan by this reference, provided that the following definitions shall apply to capitalized terms used in the Plan:

                  1. "2002 Remedy Sale" means the sale, approved by the Bankruptcy Court and subject to overbid, of the assets and operations of Remedy and certain affiliates.

                  2. "2003 Equity Incentive Plan" means that certain stock incentive plan substantially in the form attached hereto as Plan Exhibit N, which shall become effective as of the Effective Date and shall be deemed to have been approved and adopted as of such date by the Companies and the shareholders and directors thereof in accordance with all applicable non-bankruptcy laws (including, but not limited to, federal and state tax, securities, corporation and other laws) and having the same effect of such approval under such laws, without any requirement of further action by said entities or Persons; provided, however, in the event that Holders of at least 66 2/3% in amount of the Old PSI Common Stock (counting for this purpose only those amount(s) of Old PSI Common Stock that have been voted on the Plan and excluding Holders of Old PSI Common Stock who fail to vote, who abstain, or who are designated under Bankruptcy Code section 1126(e)) do not vote to accept the Plan, the 2003 Equity Incentive Plan shall be of no force and effect, without any prejudice to the rights of the Companies to seek requisite approval of any other stock incentive plans and/or agreements under applicable law.

                  3. "Ad Hoc Noteholders Committee" means the unofficial committee of creditors believed to hold a substantial portion of the Note Claims formed prepetition.

                  4. "Administrative Expense" means an unpaid administrative expense of the kind described in section 503(b) of the Bankruptcy Code against either of the Companies, including, without limitation, (i) the actual, necessary costs and expenses of preserving the Estates of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases, (ii) compensation and reimbursement awarded under sections 330(a) of the Bankruptcy Code and (iii) all fees and charges assessed against the Estate under Chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911 -1930, including the fees, if any, due to the United States Trustee.

                  5. "Aggregate Shares" means the sum of the Class 7 Securities and the Class 9 Securities and shall equal 15 million shares.

                  6. "Allowed" means when used in respect of a Claim, Interest or Administrative Expense, or a group thereof,

                           a.       Such amount of the Claim, Interest or
Administrative Expense or group thereof which is (i) determined and allowed by a Final Order pursuant to 11 U.S.C. Sections 502 or 503, as applicable, (ii) allowed under the Plan or any Plan Document (including, without limitation, the Modified Kilroy Building Two Lease), or (iii) allowed under a stipulation or settlement with the Reorganized Debtor entered into after the Effective Date; and

                           b.       If not "Allowed" in accordance with
subsection (a) above, a Claim, Interest or Administrative Expense that has not been Disallowed and is not subject to a pending objection, also will be deemed "Allowed" as follows:

                                    (1)      If no proof of Claim or Interest
has been Timely Filed, (A) a Claim also is deemed "Allowed" in the amount and of the type of the Claim or group of Claims which have been scheduled by the Debtor in its Schedules as liquidated in amount and not disputed or contingent and (B) an Interest also is deemed "Allowed" in the number and of the type of the Interests which have been listed by the Debtor in its List of Equity Security Holders; or

                                    (2)      If a proof of Claim or Interest is
Timely Filed, (A) a Claim also is deemed "Allowed" in the amount and of the type of the Claim or group of Claims reflected in the proof(s) of Claim and (B) an Interest also is deemed "Allowed" in the number and of the type of the Interest or group of Interests reflected in the proof(s) of Interest, provided however,
(C) until, but only until, the Objection Deadline, (x) a Claim will be deemed a Disputed Claim, and not be deemed "Allowed" under this subsection, unless there exists a corresponding Claim of the same type listed in the Debtor's Schedules (and only up to the amount listed in the Debtor's Schedules), which is not listed as disputed, contingent, or unliquidated, and (y) an Interest will be deemed a Disputed Claim, and not be deemed "Allowed" under this subsection, unless there exists a corresponding Interest of the same type listed in the applicable Debtor's List of Equity Security Holders (and only up to the number listed); and

                                    (3)      An Administrative Expense shall be
deemed "Allowed" (A) if the Reorganized Debtor elects to pay it, or (B) if it is for income taxes, is properly asserted by the appropriate taxing authority in accordance with applicable law (including, without limitation, Bankruptcy Code
Section 505), and is not timely contested, provided that (C) the Reorganized Debtor does not object to it by the Objection Deadline.

                  7. "Amended and Restated By-Laws" means the Amended and Restated By-Laws of the Reorganized Debtors, substantially in the form to be Filed with the Bankruptcy Court prior to or on the Effective Date.

                  8. "Amended and Restated Charters" means the amended and restated Certificates of Incorporation of the Reorganized Debtors, substantially in the form to be Filed with the Bankruptcy Court prior to or on the Effective Date.

                  9. "Avoidance Action" means an adversary proceeding, lawsuit or other proceeding with respect to Rights of Action arising under Sections 544-550 and 553 of the Bankruptcy Code.

                  10. "Ballot" means the form accompanying the Plan and Disclosure Statement by which certain Creditors may vote their acceptance or rejection of the Plan and by which a Holder of General Expense Claims may choose whether to reduce its Claims to $1,000 to become a Holder of a Class 6 Convenience Claim.

                  11.      "Ballot Agent" means Robert Berger & Associates.

                  12. "Ballot Deadline" means the date set by the Court as the last day to timely deliver Ballots to the Ballot Agent.

                  13. "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, as set forth in title 11 of the United States Code, 11
U.S.C. Sections 101 et seq., as now in effect or hereafter amended.

                  14. "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court of competent jurisdiction as may be administering the Chapter 11 Cases or any part thereof.

                  15. "Bankruptcy Rules" means the Federal Rules of Bankruptcy Procedure promulgated pursuant to 28 U.S.C. Section 2075, as now in effect or hereinafter amended, together with the local rules of the Bankruptcy Court.

                  16. "Bar Date" means, when not otherwise specified, the date fixed by statute or pursuant to both Bankruptcy Rule 3003(c)(3) and a Final Order of the Bankruptcy Court as the deadline for filing proofs of Claims or Interests (whether or not each and every proof of Claim or Interest is subject to such deadline).

                  17. "Business Day" means any day, other than a Saturday, a Sunday or a "legal holiday," as defined in Bankruptcy Rule 9006(a).

                  18. "Cash" means currency of the United States of America and cash equivalents, including, but not limited to, bank deposits, immediately available or cleared checks, drafts, wire transfers and other similar forms of payment.

                  19. "Chapter 11 Cases" mean the cases commenced under chapter 11 of the Bankruptcy Code by the Company and Remedy on the Petition Date and pending before the Bankruptcy Court.

                  20. "Claim" means any claim against the Debtor or any of them within the meaning of section 101(5) of the Bankruptcy Code which is not an Administrative Expense, including, without limitation, claims of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code.

                  21. "Claims Agent" means Robert Berger & Associates, Inc., in its capacity as claims agent for the Debtors.

                  22. "Class" means each class of Claims or Interests established pursuant to Section V. of the Plan.

                  23. "Class 7 Securities" means the New PSI Common Stock issued or issuable under the Plan to members of Class 7, consisting of the Initial Class 7 Securities and the portion(s), if any, of the Reserved New PSI Common Stock to be distributed to members of Class 7 pursuant to Section V.B.7. of the Plan.

                  24. "Class 8 Obligations" means the sum of: (i) the aggregate amount of Allowed Class 8 Claims the Holders of which have elected or are deemed to have elected the Class 8.A. Treatment on account of such Claims, plus (ii) seventy percent (70%) of the aggregate amount of Allowed Class 8 Claims the Holders of which have elected the Class 8.B. Treatment, plus (iii) the aggregate amount of Allowed Class 8A Claims for which the Companies have not been or will not be reimbursed for any reason by BMC Software, Inc. pursuant to its reimbursement obligations owed to the Companies under the Acquisition Agreement dated September 20, 2002 among Peregrine, Remedy and BMC Software, Inc., as amended.

                  25. "Class 8.A. Treatment" shall have the meaning set forth in Section V.B.8. of the Plan.

                  26. "Class 8.B. Treatment" shall have the meaning set forth in Section V.B.8. of the Plan.

                  27. "Class 9 Securities" means the New PSI Common Stock issued or issuable under the Plan to members of Class 9, consisting of the Initial Class 9 Securities and the portion(s), if any, of the Reserved New PSI Common Stock to be distributed to members of Class 9 pursuant to Section V.B.10. of the Plan.

                  28.      "COD income" means cancellation of debt income.

                  29. "Committee" means the official committee of unsecured Creditors of the Debtor appointed or to be appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

                  30. "Companies" means Peregrine Systems, Inc. and Peregrine Remedy, Inc., in their corporate capacities or other capacities and, as appropriate, in their capacities as debtors and debtors-in-possession under chapter 11 of the Bankruptcy Code in their Chapter 11 Cases or in their capacities as the Reorganized Debtors.

                  31. "Companies' Cash" means the Companies' Cash as of the Effective Date.

                  32. "Company" means Peregrine Systems, Inc., in its corporate capacity or other capacity and, as appropriate, in its capacity as a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code in its Chapter 11 Case or in its capacity as the Reorganized Debtor.

                  33. "Confirmation" means the approval by the Bankruptcy Court of the Plan in accordance with the provisions of chapter 11 of the Bankruptcy Code, as effectuated by the Confirmation Order.

                  34. "Confirmation Date" means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

                  35. "Confirmation Hearing" means the date or dates established by the Bankruptcy Court for the hearing(s) on confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

                  36. "Confirmation Order" means the order entered by the Bankruptcy Court confirming (approving) the Plan in accordance with the provisions of chapter 11 of the

Bankruptcy Code.

                  37. "Consummation" means substantial consummation of the Plan as that term is used in 11 U.S.C. Section 1127(b).

                  38. "Convenience Claim" means any Claim against either of the Companies that meets the following conditions: (a) the Claim is not (i) an Administrative Expense, (ii) a Tax Claim, (iii) a Priority Non-Tax Claim, (iv) a Secured Claim, or (v) a Securities Claim; (b) the Holder of such Claim does not hold any Note Claims; and (c) either (i) such Claim, when aggregated with all similar Claims of such Holder, are Allowed in the amount of $1,000 or less or
(ii) the total amount of such Claim and all similar Claims by their Holder is reduced to $1,000, in aggregate, by the election of the Holder thereof on such Holder's Ballot and are Allowed in an aggregate amount of $1,000 or less.

                  39. "Creditor" shall mean any Person who is the Holder of a Claim or Administrative Expense against either of the Debtors.

                  40. "Cure Payments" means all cure payments made, or to be made by the Companies on or after the Effective Date with respect to the assumption of leases and executory contracts by the Companies.

                  41. "Current D&O Policies" means those certain, separate, "claims made" directors and officers liability insurance policies covering Peregrine Systems, Inc., its subsidiaries, and directors, officers, and other executives thereof, issued by National Union (primary), Chubb (first layer excess) and TIG Insurance Company (second layer excess), as may have been amended, supplemented or modified from time to time.

                  42. "Customer and Reseller Contracts" means any and all executory contracts of the Debtors pursuant to which the Debtors have granted to the relevant counterparty(ies) a license covering software products, services, or related items and/or performs related services.

                  43. "Debtors" means Peregrine Systems, Inc. and Peregrine Remedy, Inc., in their corporate capacities or other capacities and in their capacities as debtors and debtors-in-possession under chapter 11 of the Bankruptcy Code in their Chapter 11 Cases.

                  44. "Deficiency Amount" means the amount, if any, by which the Allowed amount of a Claim exceeds the value of the collateral securing such Claim or the amount of such Claim subject to setoff.

                  45. "Deficiency Claim" means any Claim against either of the Companies representing a Deficiency Amount.

                  46. "Designated Stock Options" means options which have not otherwise expired by their terms prior to the Effective Date and which were granted on or after July 8, 2002 to employees, directors and consultants under the Peregrine Systems, Inc. 1994 Stock Option Plan. The Holders of Designated Stock Options shall receive options under the 2003 Equity Incentive Plan on or after the Effective Date, subject to the modifications from the original 1994 Stock Option Plan as set forth in the 2003 Equity Incentive Plan which shall include the following: (a) after the Effective Date, upon the exercise of the options the holders shall receive on account of the number shares of Old PSI Common Stock that would have been delivered pursuant to the exercise a Pro Rata share of Class 9 Securities; (b) the exercise price of the options shall be equal to the exercise price(s) of the corresponding Designated Stock Options divided by a fraction, the numerator of which is the number of Class 9 Securities exercisable pursuant to (a) above and the denominator of which is the number of shares of Old PSI Common Stock that would have been exercisable under the Designated Stock Option without regard to (a) above; and (c) any modification necessary to comply with applicable securities laws. Pursuant to 11 U.S.C. Section 1145, the Designated Stock Options, as modified under the Employee Stock Plan, and any shares of New PSI Common Stock issuable upon exercise thereof, shall be exempt from registration under the Securities Act or any state law securities law. In addition, pursuant to such section, the Designated Stock Options issuable upon exercise thereof, shall be transferable without registration under the Securities Act and shall not be deemed to be "restricted securities" within the meaning of such act.

                  47. "Disallowed" means, with respect to a Claim, Interest, Administrative Expense, or portion thereof, that it is determined that the Claim, Interest, Administrative Expense or portion thereof is not allowed under 11 U.S.C. Sections 502 or 503 either by a Final Order, the Plan, any Plan Document (including, without limitation, the Modified Kilroy Building Two Lease) or under a stipulation or settlement with either of the Companies entered into after the Effective Date.

                  48. "Disbursing Agent" means the Person as may be selected by the Reorganized Debtors to hold and distribute Cash and such other property as may be distributed pursuant to the Plan (which Person may be the Reorganized Debtor) and employed on such terms as may be determined by the Reorganized Debtor. The Disbursing Agent shall be an agent of the Reorganized Debtor such that any earnings upon or expenses paid from the Cash of the Reorganized Debtor that it holds or disburses shall be activities of the Reorganized Debtor for purposes of taxation.

                  49. "Disclosure Statement" means the Disclosure Statement in Support of Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy, Inc., dated as of May 27, 2003, as may be amended, modified or supplemented from time to time, submitted pursuant to section 1125 of the Bankruptcy Code in connection with the solicitation of acceptances of the Plan.

                  50. "Disputed Claim" means (i) a Claim, Interest or Administrative Expense that is subject to a pending objection; or (ii) until the Objection Deadline,

                           a.       a Claim for which a corresponding Claim has
not been listed in the Debtor's Schedules or for which the corresponding Claim is listed in the Debtor's Schedules with a differing amount (to the extent of such difference), with a differing classification, or as disputed, contingent, or unliquidated,

                           b.       a Claim which a Debtor in good faith
believes is held by a Holder either (A) from which property is recoverable by the applicable Debtor under any of Bankruptcy Code Sections 542,543, 550 or 553 or (B) that is a transferee of a transfer avoidable under Bankruptcy Code Sections 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) unless the Holder has paid the amount, or turned over any such property for which such Holder is liable under the terms of Bankruptcy Code Sections 522(i), 542, 543, 550, or 553;

                           c.       a Claim that has not been allowed either by
a Final Order, the Plan, any Plan Document (including, without limitation, the Modified Kilroy Building Two Lease) or under a stipulation or settlement with either of the Companies entered into after the Effective

Date; and

                           d.       an Interest for which a corresponding
Interest has not been listed in the Debtor's List of Equity Security Holders or has been listed in a different number (to the extent of such difference).

                  51. "Disputed Claims Reserve" shall mean one or more interest bearing accounts to be established and held in trust by either of the Companies or Disbursing Agent for the purpose of holding Cash that would otherwise have been distributed with respect to Disputed Claims if such Claims, Interests or Administrative Expenses were Allowed.

                  52. "Effective Date" shall mean the first Business Day selected by the Debtors that is at least ten (10) days after the Confirmation Date.

                  53. "Employee Stock Plan" means the 2003 Equity Incentive Plan and/or any other stock incentive agreements and/or plans which the Companies expect and intend to enter into with the employees, officers, directors or consultants of the Companies or their subsidiaries and/or adopt, as the case may be, to be effective on or after the Effective Date, pursuant to which employees, officers, directors or consultants are expected to be afforded stock, stock options, stock rights or other equity benefits. The shares of New PSI Common Stock which could result from the grant or exercise of these equity benefits or in connection with the Designated Stock Options, in aggregate, may constitute up to 2,650,000 shares of the New PSI Common Stock and which would permit, starting January 1, 2005, annual additions to an Employee Stock Plan in an amount not to exceed 4% of the fully diluted New PSI Common Stock on the date of each annual addition.

                  54. "Employee Stock Plan Securities" means any shares of New PSI Common Stock, options to purchase New PSI Common Stock, or other equity securities granted under the Employee Stock Plan, and any shares of New PSI Common Stock issued or issuable upon exercise of any such shares, options, or other equity securities.

                  55.      "Entity" and "Entities" mean an entity as defined in
section 101(5) of the Bankruptcy Code or more than one thereof.

                  56. "Equity Committee" means the Official Committee of Equity Security Holders appointed in these Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code.

                  57.      "Estate" means each estate created pursuant to
section 541(a) of the Bankruptcy Code upon the commencement of each Chapter 11 Case.

                  58. "Fee Applications" shall mean applications of Professional Persons under sections 330, 331 or 503 of the Bankruptcy Code for allowance of compensation and reimbursement of expenses in the Chapter 11 Cases.

                  59. "Fee Examiner" means the examiner, if any, appointed by the Court and selected by the OUST to review and examine all fees and expenses incurred in the Cases and payable by the Debtors and from the Estates.

                  60. "File" or "Filed" means deliver to or cause to be received by, or delivered to or received by, the Clerk of the Bankruptcy Court for entry upon the Bankruptcy Court's legal docket or, in the case of a proof of claim, the Claims Agent.

                  61. "Final Order" means a judgment, order, ruling or other decree issued and entered by the Bankruptcy Court or by any state or other federal court or other tribunal which judgment, order, ruling or other decree has not been reversed, stayed, modified or amended and as to which (a) the time to appeal or petition for review, rehearing or certiorari has expired and as to which no appeal or petition for review, rehearing or certiorari is pending or (b) any appeal or petition for review, rehearing or certiorari has been finally decided and no further appeal or petition for review, rehearing or certiorari can be taken or granted.

                  62. "Final Resolution Date" shall mean the date on which all Disputed Claims of Creditors shall have been resolved by Final Order or otherwise finally determined.

                  63. "Final Stock Adjustment Distribution Date" means such date after the Effective Date that is selected by the Stock Disbursing Agent to be the final date of distributing any and all remaining Reserved New PSI Common Stock pursuant to Sections V.B.7 and 10 of the Plan, provided that such date is no later than ninety (90) days after the two-year anniversary of the Effective Date; provided, however, such date may be extended one or more times for up to one additional year beyond the 90th day after the two-year anniversary of the Effective Date in the discretion of Reorganized PSI (including, without limitation, because Holders of Claims in Class 7 may be entitled to further distributions of New PSI Common Stock under the Plan); provided further, in the event that (i) Reorganized PSI determines to extend the Final Stock Adjustment Distribution Date for an additional year (i.e., until the 90th day after the three-year anniversary of the Effective Date), and (ii) Reorganized PSI, the Stock Disbursing Agent, and/or the Post-Emergence Equity Committee cannot agree as to the final allocation and distribution of any remaining Reserved New PSI Common Stock, any such disputes shall be resolved by the Bankruptcy Court.

                  64. "First Day Motions" means certain motions and applications filed by the Companies on or within four Business Days after the Petition Date.

                  65. "Fleet" means Fleet Business Credit, LLC, a Delaware limited liability company, as successor to Sanwa Business Credit Corporation.

                  66. "Fleet Accounts" means those accounts and related rights to payment sold by PSI to Fleet.

                  67. "Fleet Collection/Repurchase Agreement" shall mean that certain agreement between PSI and Fleet governing Fleet's collection of Fleet Purchased Accounts and PSI's obligation to repurchase Fleet Purchased Accounts from and after the Effective Date, in the form, or substantially in the form to be filed with the Court prior to or on the Effective Date.

                  68. "Fleet Mutual Release Agreement" means mutual releases to be entered into by and between Fleet, on the one hand, and the Peregrine Parties, on the other hand, effective as of the Effective Date, in the form, or substantially in the form to be filed with the Court prior to or on the Effective Date.

                  69. "Fleet Promissory Note" means that certain Promissory Note dated August 26, 2002, in the original principal amount of $52,056,266.01, made by PSI in favor of Fleet.

                  70. "Fleet Purchased Accounts" means the Purchased Accounts of Fleet, other than those which are, or have become Past Due Purchase Obligations as of the Effective Date.

                  71. "Fleet Purchaser Documents" means those agreements, instruments and documents relative to the purchase by Fleet of the Fleet Accounts.

                  72. "Forbearance Agreement" means that certain Forbearance Agreement entered into by and between PSI, Remedy and certain other affiliates of the Companies, on the one hand, and the Purchaser Banks and the Purchaser Bank Agent, on the other hand, on or about August 26, 2002, providing, in relevant part, for: (a) forbearance, subject to various conditions, from August 26, 2002 through the earlier of July 31, 2006 or the occurrence of a default; (b) interest rate to be six percent (6%) annually prior to default and 9% thereafter; (c) amortization of principal monthly over years ending July 31, 2004 - 20%, 2005 - 30%, and 2006-30%; and (c) mandatory prepayments of amounts determined by formula upon certain dispositions of assets or stock.

                  73. "General Expense Claims" means all General Unsecured Claims other than Note Claims and Remedy Rejection Claims.

                  74. "General Unsecured Claim" means a Claim against either of the Companies other than (a) an Administrative Expense, (b) a Tax Claim, (c) a Priority Non-Tax Claim, (d) a Secured Claim, (e) a Convenience Claim, or (f) a Securities Claim. (Under the Plan, each General Unsecured Claim is either a Note Claim, a General Expense Claim or a Remedy Rejection Claim.).

                  75. "Holder" means the beneficial owners of any Claim, Interest or Administrative Expense, which, in the case of an investment company, shall be the investment company and not their shareholders, and which in the case of an insurance company, shall be the insurance company and not their insured.

                  76.      "Impaired" has the meaning set forth in 11 U.S.C.
Section 1124.

                  77. "Indemnified Person" means an officer, director or employee of either PSI or Remedy, or a director, officer or employee of any other corporation or legal Entity, if such service was undertaken at the request or on behalf of the Company or Remedy.

                  78. "Indemnity Claim" means the obligations of either of the Companies, to the extent provided in the applicable constituent documents of, or by a written agreement with, either of the Companies or by the applicable corporations law, to indemnify or to pay contribution or reimbursement to any Person by reason of such Person's service at any time in his or her capacity as Indemnified Person, whether for losses or damages to third parties, legal fees, costs, expert advice, witness expenses, or any other claims.

                  79. "Indenture" means the indenture dated November 14, 2000 under which were issued the Notes.

                  80. "Indenture Trustee" means U.S. Bank National Association, as successor to State Street Bank and Trust Company of California, N.A., as trustee under the Indenture dated as of November 14, 2000, between PSI and State Street Bank and Trust Company of California, N.A., or any successor trustee under such indenture.

                  81. "Indenture Trustee Claims" means unpaid fees or expenses as of the Petition Date incurred by an Indenture Trustee.

                  82. "Initial Class 7 Securities" means New PSI Common Stock issued or issuable under the Plan on the Initial Stock Distribution Date to the Holders of Allowed Class 7 Claims which shall be equal to sixty three percent (63%) of the Aggregate Shares, or 9,450,000 shares.

                  83. "Initial Class 9 Securities" means New PSI Common Stock issued or issuable under the Plan on the Initial Stock Distribution Date to the Holders of Allowed Class 9 Claims/Interests which shall be equal to thirty three percent (33%) of the Aggregate Shares, or 4,950,000 shares.

                  84. "Initial Stock Distribution" means the distribution of the Initial Class 7 Securities and Initial Class 9 Securities under the Plan.

                  85. "Initial Stock Distribution Date" means the Effective Date or the date as soon as practicable thereafter selected by the Stock Disbursing Agent to make the Initial Stock Distribution under the Plan; provided, however, such date shall be no later than ninety (90) days after the Effective Date.

                  86. "Intercompany Claim" means any Claim asserted against PSI or Remedy by PSI or any PSI Subsidiary.

                  87. "Interest" means an equity security of either of the Companies within the meaning of section 101(16) of the Bankruptcy Code, including, without limitation, the rights evidenced by the Old PSI Common Stock, Old PSI Common stock rights, and Old Remedy Common Stock.

                  88. "Interim Stock Adjustment Distribution(s)" means the interim distributions of Reserved New PSI Common Stock to be made prior to the Final Stock Adjustment Distribution Date by the Stock Disbursing Agent to the Holders of Class 7 Claims and/or Class 9 Claims/Interests, as applicable, pursuant to Sections V.B.7.b. and V.B.10.b. of the Plan.

                  89. "Interim Stock Adjustment Distribution Date(s)" means the date(s), if any, prior to the Final Stock Adjustment Distribution Date, selected by the Stock Disbursing Agent to be the date(s) of making Interim Stock Adjustment Distributions pursuant to Sections V.B.7.b. and V.B.10.b. of the Plan.

                  90. "IRC" means the Internal Revenue Code of 1986, as amended.

                  91.      "IRS" or "Service" means the Internal Revenue
Service.

                  92.      "Kilroy" means Kilroy Realty, L.P.

                  93. "Kilroy Building One Lease" means the real property lease by and between PSI and Kilroy's predecessor in interest with respect to a building commonly known as 3579 Valley Center Drive, San Diego, California 92130, and all related agreements.

                  94. "Kilroy Building Two Lease" means the real property lease by and between PSI and Kilroy's predecessor in interest with respect to a building commonly known as 3611 Valley Center Drive, San Diego, California 92130, and all related agreements.

                  95. "Kilroy Building Three Lease" means the real property lease by and between PSI and Kilroy's predecessor in interest with respect to a building commonly known as 3661 Valley Center Drive, San Diego, California 92130, and all related agreements.

                  96. "Kilroy Building Four Lease" means the real property lease by and between PSI and Kilroy's predecessor in interest with respect to a building commonly known as 3721 Valley Center Drive, San Diego, California 92130, and all related agreements.

                  97. "Kilroy Building Five Lease" means the real property lease by and between PSI and Kilroy's predecessor in interest with respect to a building commonly known as 3811 Valley Center Drive, San Diego, California 92130, and all related agreements.

                  98. "Lien" has the meaning given in section 101(37) of the Bankruptcy Code.

                  99. "List of Equity Security Holders" means those certain lists of equity security holders filed by each Debtor with the Bankruptcy Court pursuant to Bankruptcy Rule 1007(a)(3), as they have been or may be amended from time to time.

                  100. "Litigation Claims" means all Rights of Action belonging to the Estates as of the Effective Date, other than those arising in the ordinary course of the Debtors' businesses or in the administration of the Chapter 11 Cases, and shall include, without limitation, the following Rights of
Action: (i) any and all claims which the Estates have, or may have against former officers and/or directors for negligence, breach of fiduciary duty, insider trading or any other breach of duties imposed by law; (ii) any and all claims against Arthur Andersen or KPMG arising out of, or relating to accounting services provided by either of them to the Debtors; (iii) any and all claims of the Debtors arising under or in connection with the Current D&O Policies; (iv) any Avoidance Actions; and (v) any and all claims initially brought or alleged against third parties as derivative claims, including, without limitation, those claims asserted in the derivative complaints filed in the Delaware Chancery Court, the Superior Court of the State of California for the County of San Diego and the United States District Court for the Southern District of California purportedly on behalf of PSI, against some of PSI's present and former directors and officers and its former independent auditor.

                  101. "Litigation Claim Proceeds" means any and all proceeds derived from the Litigation Claims.

                  102. "Litigation Trust" means that certain trust formed pursuant to the Litigation Trust Agreement, the principal asset of which shall comprise the Litigation Claims and the Litigation Claim Proceeds.

                  103. "Litigation Trust Agreement" means the trust agreement governing the Litigation Trust, in the form, or substantially in the form to be filed with the Bankruptcy Court prior to or on the Effective Date.

                  104. "Litigation Trustee" means an individual selected by the Debtors whose identity, credentials and any relevant affiliations shall be disclosed in the Litigation Trustee Compensation Disclosure; provided, however, in the event that a settlement is reached between the Equity Committee or the Post-Emergence Equity Committee, as applicable, and the plaintiffs in the Securities Litigation and/or other holders of Securities Claims, the Litigation Trustee shall be selected as may be set forth in any order approving such settlement.

                  105. "Litigation Trustee Compensation Disclosure" shall mean a written disclosure, to be filed with the Bankruptcy Court prior to or on the Effective Date, disclosing the identity of the Litigation Trustee, his/her credentials, any and all relevant affiliations, connections or actual or potential conflicts of interest and the fees and expenses to be charged by the Litigation Trustee.

                  106. "Loran Group" means lead plaintiffs David Levy, et al., referred to as such in the Securities Litigation.

                  107. "Master Ballots" means the master ballots accompanying the Disclosure Statement upon which Holders of Claims and Interests in certain Impaired Classes may indicate the acceptance or rejection of the Plan in accordance with the Voting Instructions.

                  108. "Modified Kilroy Building Two Lease" means that certain lease by and between Reorganized PSI and Kilroy, in the form, or substantially in the form attached to the Plan as Plan Exhibit M.

                  109. "New PSI Common Stock" means the common stock of Reorganized PSI to be issued on or after the Effective Date, to be subject to the terms and conditions set forth in the Plan and the Plan Documents.

                  110.     "NOLs" means net operating loss carryforwards.

                  111.     "Note" or "Notes" means PSI's $270,000,000 of 5-1/2%
Convertible Subordinated Notes due 2007 issued pursuant to the Indenture, together with any other instruments issues, or other payment obligations, by the Companies in full or partial satisfaction thereof.

                  112. "Note Claim(s)" means Claims arising under the Notes. (Under the Plan, the Note Claims, General Expense Claims and Remedy Rejection Claims are the components of the General Unsecured Claims.)

                  113.     "Noteholder" means the Holder of a Note Claim.

                  114. "Objection Deadline" means the applicable period of time fixed by the Plan, Bankruptcy Code, Bankruptcy Rules, Bankruptcy Court, or applicable law to interpose an objection to a Claim, Interest or Administrative Expense. See Section X.A. of the Plan.

                  115. "Old PSI Common Interests" means, collectively, Old PSI Common Stock and Old PSI Common stock rights.

                  116. "Old PSI Common Stock" means the existing common stock, no par value per share, in the Company.

                  117. "Old PSI Common stock rights" means any rights, options and/or warrants to purchase Old PSI Common Stock.

                  118. "Old Remedy Common Stock" means the existing common stock, no par value per share, in Remedy.

                  119. "Order Approving Disclosure Statement" means that certain Order Approving PSI Disclosure Statement and Fixing Time for Filing Acceptances or Rejections of Plan, Combined with Notice Thereof, entered by the Bankruptcy Court and sent as an accompaniment to the Plan and Disclosure Statement, which, inter alia, sets forth the Voting Deadline, the last date for filing objections to the Plan, and the date and time of the hearing on Plan Confirmation.

                  120. "Ordinary Course & Assumed Administrative Expenses" means Allowed Administrative Expenses that represent obligations incurred by a Debtor (a) in the ordinary course of its business during the Chapter 11 Cases,
(b) to a governmental unit for Taxes, or (c) which are otherwise assumed by such Debtor pursuant to the Plan.

                  121. "Other PSI Subsidiary" means a PSI Subsidiary other than Remedy.

                  122. "Other Secured Claim" means a Secured Claim other than a Secured Equipment Finance Claim, Secured Motive Claim or Secured Purchaser Bank Claim.

                  123. "Past Due Purchase Obligations" means, with respect to each Secured Purchaser Bank, the aggregate amount of Purchase Obligations owing to such Secured Purchaser Bank that, as of such date of determination, are due and payable by PSI or any other Peregrine Party to such Secured Purchaser Bank and have not been paid to such Secured Purchaser Bank.

                  124. "Peregrine Party" shall have the same meaning as set forth in the Forbearance Agreement.

                  125. "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, governmental unit or other entity of whatever nature.

                  126. "Petition Date" means the date on which the Companies filed their petitions for relief under chapter 11 of the Bankruptcy Code.

                  127. "Plan" means the Plan of Reorganization of the Companies, together with any and all exhibits thereto and the Plan Documents, as the same may be amended or modified by the Companies from time to time pursuant to the Plan, the Bankruptcy Code or the Bankruptcy Rules.

                  128. "Plan Documents" means the documents supporting the Amended and Restated Charter and the Amended and Restated By-Laws, as applicable. The Plan Documents shall be in form and content acceptable to the Companies. Final or near-final versions of the Plan Documents shall be Filed prior to or on the Effective Date.

                  129. "Plan Exculpation Provision" means the "Limitation of Liability in Connection with the Plan, Disclosure Statement and Related Documents" set forth in Section XI.C. of the Plan.

                  130. "Plan Expenses" means the expenses incurred by the Reorganized Debtor following the Effective Date (including the fees and costs of attorneys and other professionals), for the purpose of (i) prosecuting litigation preserved under the Plan, (ii) resolving Disputed Claims and effectuating distributions to Creditors and Interest Holders under the Plan,
(iii) otherwise implementing the Plan and closing the Chapter 11 Cases, or (iv) undertaking any other matter relating to the Plan.

                  131. "Post-Emergence Equity Committee" means the committee, consisting of three (3) members to be selected by the Equity Committee, which shall be authorized (i) to review, prosecute and resolve any objections to Class 8 and Class 9 Claims, excluding the Litigation Claims, with respect to Claims that have not been or will not be objected to by the Reorganized Debtors, and/or join in any of the Reorganized Debtors' objections to Class 8 and Class 9 Claims, and/or object to any settlement the Debtors may propose in respect to Class 8 and Class 9 Claims and/or participate in any of the Debtors' settlement negotiations in respect to Litigation Claims, on and after the Effective Date, subject to the applicable objections deadlines set forth herein, pursuant to Section X.A. of the Plan; (ii) to monitor the distributions of New PSI Common Stock by the Stock Disbursing Agent pursuant to the Plan and file appropriate pleadings with the Bankruptcy Court seeking to require or prohibit or modify the amount(s) of distributions of New PSI Common Stock only to the extent necessary to be consistent with the Plan in the event that any disputes with the Stock Disbursing Agent cannot be consensually resolved; (iii) pending the completion of the distribution of the Initial Class 9 Securities and Reserved New PSI Common Stock by the Stock Disbursing Agent, to exercise all voting rights of said stock pursuant to a proxy, voting trust, voting agreement or other similar mechanism; and (iv) to designate one (1) of the seven (7) nominee directors on the Company's voting slate at the next annual meeting of Reorganized PSI's shareholders following the first term of Reorganized PSI's directors as of the Effective Date.

                  132. "Priority Non-Tax Claim" means any Claim, other than a Tax Claim, to the extent entitled to priority under section 507(a) of the Bankruptcy Code.

                  133. "Professional Person" shall mean Persons retained or to be compensated pursuant to sections 326, 327, 328, 330, 503(b), and 1103 of the Bankruptcy Code.

                  134. "Projections" means those certain projections of management's expected results of operations, cash flow and ending balance sheets for fiscal years 2004 through 2007 attached to the Disclosure Statement.

                  135. "Pro Rata" means proportionately, so that with respect to any distribution, the ratio of (a) (i) the amount of property to be actually or theoretically distributed on account of a particular Claim and/or Interest or particular group of Claims and/or Interests to (ii) the amount of such particular Claim and/or Interest or group of Claims and/or Interests, is the same as the ratio of (b) (i) the amount of property to be actually or theoretically distributed on account of all Claims and/or Interests or groups of Claims and/or Interests sharing in such distribution to (ii) the amount of all Claims and/or Interests or groups of Claims and/or Interests sharing in such distribution.

                  136.     "PSI" means the Company.

                  137. "PSI Business" means the business operations of PSI as of the Effective Date.

                  138. "PSI Subsidiary" means a company owned or controlled, directly or indirectly, by PSI, including, without limitation, the companies identified on Plan Exhibit C.

                  139. "Purchase Obligations" shall have the same meaning as set forth in the Forbearance Agreement.

                  140. "Purchaser Bank" and "Purchaser Banks" shall mean, respectively, any one of or all of Fleet, Trade Bank and SVB.

                  141. "Purchaser Bank Agent" shall mean Fleet, as agent for the Purchaser Banks, or any successor thereto.

                  142. "Purchaser Bank Documents" means the Fleet Purchaser Documents, the SVB Purchaser Documents and the Trade Bank Purchaser Documents.

                  143. "Record Date" means May 23, 2003, 5:00 p.m. Eastern time.

                  144. "Remedy" means PSI Subsidiary, Peregrine Remedy, Inc., a Delaware Corporation, in its corporate capacity or other capacity and, as appropriate, in its capacity as a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code in its Chapter 11 Case or in its capacity as Reorganized Remedy.

                  145. "Remedy Rejected Contracts" means any and all executory contracts and unexpired leases to which Remedy is a counterparty and which have been identified by the Debtors and BMC Software, Inc. as "Rejected Contracts" for purposes of that certain Acquisition Agreement dated as of September 20, 2002 among Peregrine, Remedy and BMC Software, Inc., as amended.

                  146. "Remedy Rejection Claims" means any and all Claims arising from the rejection of the Remedy Rejected Contracts, subject to all applicable bankruptcy and nonbankruptcy law, including, without limitation,
Section 502(b)(6) of the Bankruptcy Code and state law mitigation requirements.

                  147. "Reorganization Notes" means notes, in an aggregate principal amount of $58,800,000 as of the Effective Date, in the form, or substantially in the form to be filed with the Court prior to the Confirmation Hearing, and which shall include the terms and conditions more fully set forth in Exhibit "K" to the Plan.

                  148. "Reorganized Debtors" means Reorganized PSI and Reorganized Remedy.

                  149. "Reorganized PSI" means Peregrine Systems, Inc. on and after the Effective Date.

                  150. "Reorganized Remedy" means Peregrine Remedy, Inc. on and after the Effective Date.

                  151. "Reserved New PSI Common Stock" or "New PSI Common Stock Reserve" means the Aggregate Shares of New PSI Common Stock remaining and held by the Stock Disbursing Agent after the Initial Stock Distribution, which shall be distributed to Holders of Class 7 Claims and/or Class 9 Claims/Interests pursuant to Sections V.B.7. and V.B.10. of the Plan, which shall equal the Aggregate Shares multiplied by four percent (4%), or 600,000 shares, and shall be subject, pending such distribution, to a proxy, voting trust, voting agreement or other similar mechanism by which all voting rights therein shall be exercised by the Post-Emergence Equity Committee.

                  152. "Rights of Action" means any and all claims, demands, rights, defenses, actions, causes of action, suits, contracts, agreements, obligations, accounts, defenses, offsets, powers and privileges of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity, or under any other theory of law, held by any of the Debtors against any Person, including but not limited to (and, thus, by example only):
(i) rights of setoff, counterclaim, or recoupment; (ii) claims on contracts or for breaches of duties imposed by law; (iii) the right to object to Claims; (iv) claims or defenses based on fraud, mistake, duress or usury; and (v) refunds of overpayments on Claims or Administrative Expenses.

                  153. "Schedules" means the schedules filed by the Companies with the Clerk of the Bankruptcy Court pursuant to Bankruptcy Rule 1007, as they have been or may be amended from time to time.

                  154.     "SEC" means Securities and Exchange Commission.

                  155. "SEC Partial Settlement" means that certain partial settlement agreement dated as of ____________, 2003 by and between PSI and the SEC, substantially in the form attached hereto as Supplemental Plan Exhibit O, more specifically described in Section X.E hereof.

                  156. "Secured Claim" means any Claim of any Person that is secured by a Lien on property in which either of the Companies or its Estate has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the value, as determined by the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code, of any interest of the claimant in the property of the Estate securing such Claim or subject to setoff. A "Secured Claim" excludes any Deficiency Claim in connection therewith.

                  157. "Secured Equipment Finance Claim" means the Secured Claim more fully set forth and described in the Supplemental Plan Exhibit F.

                  158. "Secured Equipment Finance Claim Terms Document" means the document setting for the specific terms and conditions of the post-Effective Date treatment of the Secured Equipment Finance Claim, subject to Confirmation, to be filed at least fifteen (15) days prior to the Confirmation Hearing as Supplemental Plan Exhibit F.

                  159. "Secured Fleet Claims" means the aggregate Claim of Fleet arising out of, under or in relation to the Fleet Purchaser Documents and the Forbearance Agreement.

                  160. "Secured Motive Claim" means the Secured Claim of Motive Communications, Inc., claimed to be in at least the amount of and secured by, inter alia, approximately $27 million of the Cash proceeds of the 2002 Remedy Sale.

                  161. "Secured Motive Claim Terms Document" means that certain Settlement Agreement entered into by and between the Debtors and Motive and dated January 19, 2003.

                  162. "Secured Purchaser Bank Claim" means the aggregate Claim of the Purchaser Banks arising out of, under or in relation to the Purchaser Bank Documents and the Forbearance Agreement in the approximate amount of $21.1 million as of the Effective Date before any payments to be made under the Plan on the Effective Date and exclusive of any future obligation to repurchase purchased accounts receivable.

                  163. "Secured Purchaser Bank Claim Terms Document" means the document setting for the specific terms and conditions of the post-Effective Date treatment of the Secured Purchaser Bank Claims, subject to Confirmation, to be filed at least fifteen (15) days prior to the Confirmation Hearing as Supplemental Plan Exhibit H.

                  164. "Secured SVB Claims" means the aggregate Claim of SVB arising out of, under or in relation to the SVB Purchaser Documents and the Forbearance Agreement.

                  165. "Secured Trade Bank Claims" means the aggregate Claim of Trade Bank arising out of, under or in relation to the Trade Bank Purchaser Documents and the Forbearance Agreement.

                  166. "Securities Act" means the Securities Act of 1933, as amended.

                  167. "Securities Claim" shall mean any Claim to be subordinated for distribution purposes under 11 U.S.C. Section 510(b), including, without limitation and by example only, (i) any Claim arising from rescission of a purchase or sale of Old PSI Common Interests and/or for damages arising from the purchase or sale of Old PSI Common Stock, including, without limitation, the Loran Group Claim, the class Claims asserted by Lawrence Garlick, et al., the class Claims asserted by Heywood Waga on behalf of former Remedy Corporation shareholders, and the Claims asserted by former directors and officers of the Debtors arising out of the purchase or sale of securities, or (ii) for reimbursement or contribution allowed under 11 U.S.C. Section 502 on account of such a Claim, such as, by example only, the Holders identified on Plan Exhibit D (provided that a Holder's identification therein is not an indication of whether or not such Holder's Claim is Allowed).

                  168. "Securities Litigation" means that certain securities class action entitled In re Peregrine Systems, Inc. Securities Litigation, Case No. 02-CV-0870-J (RBB), pending in the United States District Court for the District of California.

                  169. "Stock Adjustment Distribution Date(s)" means the Final Stock Adjustment Distribution Date and/or any Interim Stock Adjustment Distribution Date(s), if any; provided, however, any and all such date(s) must occur no later than ninety (90) days after the two-year anniversary of the Effective Date unless Reorganized PSI in its discretion (including, without limitation, because Holders of Claims in Class 7 may be entitled to further distributions of New PSI Common Stock under the Plan) extends this deadline one or more times for up to one additional year.

                  170. "Stock Disbursing Agent" means the Person selected by PSI or Reorganized PSI, as applicable, to hold and distribute the Reserved New PSI Common Stock pursuant to Sections V.B.7. and V.B.10. of the Plan.

                  171. "Stock Transfer Agent" means the stock transfer agent for Old PSI Common Stock.

                  172. "Subordinated Claims/Interests" means Securities Claims and/or Old PSI Common Interests.

                  173. "SVB" means Silicon Valley Bank, a California state bank.

                  174. "SVB Accounts" means those accounts and related rights to payment sold by PSI to SVB.

                  175. "SVB Collection/Repurchase Agreement" shall mean that certain agreement between PSI and SVB governing SVB's collection of SVB Purchased Accounts and PSI's obligation to repurchase SVB Purchased Accounts from and after the Effective Date, in the form, or substantially in the form to be filed with the Court prior to or on the Effective Date.

                  176. "SVB Mutual Release Agreement" means mutual releases to be entered into by and between SVB, on the one hand, and the Peregrine Parties, on the other hand, effective as of the Effective Date, in the form, or substantially in the form to be filed with the Court prior to or on the Effective Date.

                  177. "SVB Promissory Note" means that certain Promissory Note dated August 26, 2002, in the original principal amount of $6,165,065.14, made by PSI in favor of SVB.

                  178. "SVB Purchased Accounts" means the Purchased Accounts of SVB, other than those which are, or have become Past Due Purchase Obligations as of the Effective Date.

                  179. "SVB Purchaser Documents" means those agreements, instruments and documents relative to the purchase by SVB of the SVB Accounts.

                  180. "Tax" means any tax, charge, fee, levy, impost or other assessment by any federal, state, local or foreign taxing authority, including, without limitation, income, excise, property, sales, transfer, employment, payroll, franchise, profits, license, use, ad valorem, estimated, severance, stamp, occupation and withholding tax. "Tax" shall include any interest or additions attributable to, imposed on or with respect to such assessments.

                  181. "Tax Claim" means any Claim for any Tax to the extent that it is entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

                  182. "Timely Filed," with respect to a Claim, Interest or Administrative Expense, means, that a proof of such Claim or Interest or request for payment of such Administrative Expense was filed with the Bankruptcy Court within such applicable period of time fixed by the Plan, statute, or pursuant to both Bankruptcy Rule 3003(c)(3) and a Final Order (e.g., the Bar Date).

                  183. "Trade Bank" means Wells Fargo HSBC Trade Bank, N.A., a national banking association.

                  184. "Trade Bank Accounts" means those accounts and related rights to payment sold by PSI to Trade Bank.

                  185. "Trade Bank Mutual Release Agreement" means mutual releases to be entered into by and between Trade Bank, on the one hand, and the Peregrine Parties, on the other hand, effective as of the Effective Date, in the form, or substantially in the form to be filed with the Court prior to or on the Effective Date.

                  186. "Trade Bank Promissory Note" means that certain Promissory Note dated August 26, 2002, in the original principal amount of $7,984,381.75, made by PSI in favor of Trade Bank.

                  187. "Trade Bank Purchased Accounts" means the Purchased Accounts of Trade Bank, other than those which are, or have become Past Due Purchase Obligations as of the Effective Date.

                  188. "Trade Bank Purchaser Documents" means those agreements, instruments and documents relative to the purchase by Trade Bank of the Trade Bank Accounts.

                  189. "Trade Bank Collection/Repurchase Agreement" shall mean that certain agreement between PSI and Trade Bank governing Trade Bank's collection of Trade Bank Purchased Accounts and PSI's obligation to repurchase Trade Bank Purchased Accounts from and after the Effective Date, in the form, or substantially in the form to be filed with the Court prior to or on the Effective Date.

                  190. "Unclaimed Property" means all Cash and all New PSI Common Stock deemed to be "Unclaimed Property" pursuant to Section IX.I. of the Plan.

                  191. "Unimpaired" means, with respect to a Class of Claims or Interests, not Impaired.

                  192. "Valuation Hearing" means the hearing held by the Bankruptcy Court on June 9 and 10, 2003 to determine the Enterprise Value.

                  193. "Voting Deadline" means the last date set for timely submission by a Creditor or Interest Holder of a ballot accepting or rejecting the Plan, as set forth in the Order Approving Disclosure Statement.

                  194. "Voting Instructions" means the instructions for voting on the Plan contained in the Disclosure Statement and in the Ballots and the Master Ballots.

                                      IV.
               TREATMENT OF ADMINISTRATIVE EXPENSES AND TAX CLAIMS

A.       INTRODUCTION

                  As required by the Bankruptcy Code, Administrative Expenses and Tax Claims are not placed into voting Classes. Instead, they are left unclassified, are not considered Impaired, do not vote on the Plan, and receive treatment specified by statute. All postpetition payments by or on behalf of the Company or Remedy in respect of an Administrative Expense or Tax Claim shall either reduce the Allowed amount thereof or reduce the amount to be paid under the Plan in respect of any Allowed amount thereof; and, unless the Bankruptcy Court has specified otherwise prior to Confirmation, the Companies shall, in their sole and absolute discretion, determine which such method of application to employ.

B.       ADMINISTRATIVE EXPENSES

                  An Administrative Expense means an unpaid administrative expense incurred by either of the Companies of the kind described in section 503(b) of the Bankruptcy Code, including, without limitation, (i) the actual, necessary costs and expenses of preserving the Estate of the Debtor, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Cases, (ii) compensation and reimbursement awarded under sections 330(a) of the Bankruptcy Code and (iii) all fees and charges assessed against the Estate under Chapter 123 of title 28, United States Code, 28 U.S.C. Sections 1911 -1930, including the fees, if any, due to the United States Trustee.

                  Under the Plan, on the Effective Date each Holder of an Allowed Administrative

Expense will receive Cash equal to the amount of such Allowed Administrative Expense, unless such Holder and the Company or Remedy have mutually agreed to other terms, or an order of the Bankruptcy Court provides for other terms; provided, however, that (a) Ordinary Course & Assumed Administrative Expenses against either of the Companies will be paid, performed or settled when, in accordance with the terms and conditions of any agreements relating thereto or other applicable law (including Bankruptcy Code Section 505), such Administrative Expense is due, (b) requests for payment of all Administrative Expenses must be filed and served as described in Section XV.B.3 of the Plan, and (c) certain different and additional requirements shall apply to the Administrative Expenses of professionals and certain other Persons requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code as set forth in Section XV.B.2 & 3 of the Plan.

C.       TAX CLAIMS

                  Pursuant to Bankruptcy Code section 1123(a)(1), Tax Claims are not to be classified and thus Holders of Tax Claims are not entitled to vote to accept or reject the Plan.

                  As required by Bankruptcy Code 1129(a)(9)(C), on the Effective Date, the Holder of each Tax Claim against either of the Companies shall receive on account of such Claim deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed Claim. More specifically, under the Plan
(1) each Holder of an Allowed Tax Claim against either of the Companies will receive on the Effective Date Cash equal to the portion of the Allowed Tax Claim due and payable on or prior to the Effective Date according to applicable non-bankruptcy law; (2) any

Allowed Tax Claim (or portion thereof) against either of the Companies not yet due and payable as of the Effective Date will be paid by the Companies no later than when due and payable under applicable non-bankruptcy law without regard to the commencement of the Company's or Remedy's Chapter 11 Case; provided that (3) any default prior to the Effective Date with respect to Tax Claims against either of the Companies shall be deemed cured and (4) upon request of either of the Companies, the Court shall determine the amount of any Disputed Claim for, or issues pertaining to, Tax Claims. Any Holder of a Tax Claim may agree to accept less favorable treatment.

                                       V.
         CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS

A.       SUMMARY

                  The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, confirmation and distribution pursuant to the Plan and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes only to the extent that any remainder of the Claim or Interest qualifies within the description of such other Classes. A Claim or Interest is also classified in a particular Class only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

                  In accordance with Bankruptcy Code Section 1122, the Plan provides for the following classification of eleven (11) Classes of Claims and/or Interests. Administrative Expenses and

Tax Claims have not been classified and are excluded from the following classes in accordance with 11 U.S.C. Section 1123(a)(1). Furthermore, the Plan provides for the treatment summarized in the following table for each class in full satisfaction and discharge of all of the Claims against or Interests in the
Debtors:

--------------------------------------------------------------------------------------------------------------------
                                                                                                          VOTING
              CLASS                                TREATMENT                            STATUS            RIGHTS
--------------------------------------------------------------------------------------------------------------------
1       Class 1 -          Full payment on the Effective Date.                        Unimpaired       Not entitled
        Priority Non-Tax                                                                               to vote
        Claims
--------------------------------------------------------------------------------------------------------------------
2A      Class 2A -         Payment of Cash on the Effective Date equal to the         Impaired         Entitled to
        Secured Fleet      outstanding balance due under the Fleet Promissory Note,                    vote; vote
        Claims             less $2,602,813.00; execution of the Fleet                                  solicited
                           Collection/Repurchase Agreement; release of all liens
                           of Fleet securing any and all Purchase Obligations
                           except liens in and to purchased receivables not
                           evidenced by the Fleet Promissory Note; and execution
                           of the Fleet Mutual Release Agreement.
--------------------------------------------------------------------------------------------------------------------
2B      Class 2B -         Payment of Cash on the Effective Date equal to the         Impaired         Entitled to
        Secured Trade      outstanding balance due under the Trade Bank Promissory                     vote; vote
        Banks Claims       Note, less $399,219.00; execution of the Trade Bank                         solicited
                           Collection/Repurchase Agreement; release of all liens
                           of Trade Bank securing any and all Purchase
                           Obligations except liens in and to purchased
                           receivables not evidenced by the Trade Bank
                           Promissory Note; and execution of the Trade Bank
                           Mutual Release Agreement.
--------------------------------------------------------------------------------------------------------------------
2C      Class 2C -         Payment of Cash on the Effective Date equal to the         Impaired         Entitled to
        Secured SVB        outstanding balance due under the SVB Promissory Note,                      vote; vote
        Claims             less $308,253.00; execution of the SVB Collection/                          solicited
                           Repurchase Agreement; release of all liens of SVB
                           securing any and all Purchase Obligations except
                           liens in and to purchased receivables not evidenced
                           by the SVB Promissory Note; and execution of the SVB
                           Mutual Release Agreement.
--------------------------------------------------------------------------------------------------------------------
3       Class 3 -Secured   Retain its security interest and receive 100% of its       Impaired         Entitled to
        Equipment          Allowed Claim over three (3) years after the Effective                      Vote; Vote
        Finance Claim      Date, with interest.                                                        Solicited
--------------------------------------------------------------------------------------------------------------------
4       Class 4 -          Payment of $9 million Cash, payable $4 million on          Impaired         Entitled to
        Secured Motive     Effective Date and $5 million through deferred cash                         Vote; Vote
        Claim              payments over 4 years annually in arrears, without                          Solicited
                           interest; delivery on Effective Date of all of
                           Companies' Motive Communications, Inc. stock; any
                           security interests, trusts or other liens to be
                           terminated, extinguished or released.
--------------------------------------------------------------------------------------------------------------------
5       Class 5 - Other    At the Companies' election, receive full Cash payment or   Unimpaired       Not entitled
        Secured Claims     receive back their collateral or keep their liens and                       to vote
                           have their debt cured and reinstated or otherwise
                           have left unaltered the legal, equitable, and
                           contractual rights to which the Holders are entitled.
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
6       Class 6 -          Payment of 100% of the Allowed amount of such Claim in     Impaired         Entitled to
        Convenience        Cash on the Effective Date in full satisfaction of such                     Vote; Vote
        Claims             Claim, which payment would never exceed $1,000 for any                      Solicited
                           single Holder. If Class 6 Claims exceed $500,000,
                           such Claims shall receive the same treatment as Class
                           8 Claims.
--------------------------------------------------------------------------------------------------------------------
7       Class 7 -Note      Each Holder of an Allowed Class 7 Claim shall receive on   Impaired         Entitled to
        Claims             the Effective Date: (1) cash equal to thirty percent                        Vote; Vote
                           (30%) of the Holder's Allowed Class 7 Claim; (2) the                        Solicited
                           Holder's Pro Rata share of the Reorganization Notes;
                           and (3) the Holder's Pro Rata share of the Initial
                           Class 7 Securities. Every quarter after the Effective
                           Date prior to the Final Stock Adjustment Distribution
                           Date, the Stock Disbursing Agent shall make Interim
                           Stock Adjustment Distributions to the Holders of
                           Class 7 Claims and/or Class 9 Claims/Interests, as
                           applicable, pursuant to Sections V.B.7 and V.B. 10
                           hereof; provided that distributions may be made more
                           frequently than every quarter in the discretion of
                           the Stock Disbursing Agent, with the consent of the
                           Post-Emergence Equity Committee. On the Final Stock
                           Adjustment Distribution Date, any and all remaining
                           Reserved New PSI Common Stock shall be distributed to
                           Holders of Class 9 Claims/Interests; provided,
                           however, in the event that (i) Reorganized PSI
                           determines (including, without limitation, because
                           Holders of Claims in Class 7 may be entitled to
                           further distributions of New PSI Common Stock under
                           the Plan) to extend the Final Stock Adjustment
                           Distribution Date one or more times for up to one
                           additional year, and (ii) Reorganized PSI, the Stock
                           Disbursing Agent and/or the Post-Emergence Equity
                           Committee cannot agree as to the final allocation and
                           distribution of any remaining Reserved New PSI Common
                           Stock, any such disputes shall be resolved by the
                           Court.
--------------------------------------------------------------------------------------------------------------------
8       Class 8 -          100% payment over 4 years after Effective Date; 20%        Impaired         Entitled to
        General Expense    payable on the first day of the first month after the                       Vote; Vote
        Claims             Effective Date; 20% annually thereafter.                                    Solicited
                           Alternatively, the Holder of an Allowed Class 8 Claim
                           may elect to receive a sixty percent (60%) payment on
                           the Effective Date and a ten percent (10%) payment
                           divided into four (4) equal installments over four
                           (4) years.
--------------------------------------------------------------------------------------------------------------------
8A      Class 8A -         Payment of 100% of the Allowed amount of such Claim in     Unimpaired       Not entitled
        Remedy Rejection   Cash on the Effective Date with postpetition interest at                    to vote
        Claims             the Federal judgment rate in full satisfaction of such
                           Claim.
--------------------------------------------------------------------------------------------------------------------
9       Class 9 -          On the Effective Date, each Holder of Old PSI Common       Impaired         Entitled to
        Subordinated       Stock shall receive its Pro Rata share of the Initial                       Vote; Vote
        Claims/Interests   Class 9 Securities. In accordance with Section V.B.10.                      Solicited
                           hereof, said Holder shall receive, as applicable,
                           Interim Stock Adjustment Distribution(s). On the
                           Final Stock Distribution Date, each Holder shall
                           receive its Pro Rata share of the remaining Reserved
                           New PSI Common Stock in accordance with Section
                           V.B.10. of the Plan; provided, however, in the event
                           that (i) Reorganized PSI determines (including,
                           without limitation, because
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                           Holders of Claims in Class 7 may be entitled to
                           further distributions of New PSI Common Stock under
                           the Plan) to extend the Final Stock Adjustment
                           Distribution Date one or more times for up to one
                           additional year, and (ii) Reorganized PSI, the Stock
                           Disbursing Agent and/or the Post-Emergence Equity
                           Committee cannot agree as to the final allocation and
                           distribution of any remaining Reserved New PSI Common
                           Stock, any such disputes shall be resolved by the
                           Court. Further, each Holder shall be entitled to
                           receive its Pro Rata share of the Litigation Proceeds
                           in accordance with Section VII.I. of the Plan. On the
                           Effective Date, the Old PSI Common Stock shall be
                           cancelled. With the exception of the Designated Stock
                           Options, all Old PSI Common stock rights must be
                           exercised in accordance with the notice to be sent by
                           Peregrine to the relevant holders after entry of the
                           Order Approving Disclosure Statement but in all
                           events no later than the Ballot Deadline or be deemed
                           cancelled and of no further force and effect.
--------------------------------------------------------------------------------------------------------------------
10      Class 10 - Old     Retain the Old Remedy Common Stock.                        Unimpaired       Not entitled
        Remedy Common                                                                                  to Vote
        Stock
--------------------------------------------------------------------------------------------------------------------

B.       CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

                  The treatment of each Class of Claims and/or Interests is set forth below. Unless the Bankruptcy Court has specified otherwise prior to Confirmation, the Companies shall, in their sole and absolute discretion, determine whether a postpetition payment by or on behalf of either of the Companies in respect of a Claim either (x) shall reduce the Allowed amount thereof or (y) shall reduce the amount to be paid under the Plan in respect of any Allowed amount thereof.

         1.       Class 1 - Priority Non-Tax Claims

                  Class 1 consists of all Priority Non-Tax Claims against either of the Companies. This Class is Unimpaired. On the Effective Date, at the election of the Company or Remedy, the Holder of each Priority Non-Tax Claim shall receive a Cash payment from Cash equal to the Allowed amount of such Claim
(a) on or as soon as practicable after the later of (i) the Effective

Date, or (ii) the date upon which the Bankruptcy Court enters a Final Order determining or allowing such Claim; or (b) in accordance with the terms and conditions of agreements that either have been or may be approved by the Bankruptcy Court between the Holders of such Claims and either of the Companies, as the case may be. Any Holder of a Priority Non-Tax Claim may agree to accept less favorable treatment. Because Class 1 is Unimpaired, Class 1 is conclusively presumed to have accepted the Plan and Holders of Claims in Class 1 are not entitled to vote to accept or reject the Plan.

         2.       Class 2 - Secured Purchaser Bank Claims

                  Class 2 consists of all Secured Purchaser Bank Claims. Class 2 is in turn divided into three (3) separate subclasses: Class 2A: the Secured Fleet Claims; Class 2B: the Secured Trade Bank Claims; and Class 2C: the Secured SVB Claims. Classes 2A, 2B and 2C are Impaired. Any Holder of a Secured Purchaser Bank Claim may agree to accept less favorable treatment. Because each subclass of Class 2 is Impaired and Holders of Class 2 Claims receive consideration under the Plan, the Holders of Claims in Class 2 are permitted to vote to accept or reject the Plan and the Companies have solicited their votes to accept or reject the Plan. The Holders of Allowed Class 2 Claims shall waive any objection to the substantive consolidation of PSI and Remedy provided they each receive the following treatment under the Plan:

                           a.       Class 2A: Secured Fleet Claims

                  Fleet shall receive the following treatment in full and complete satisfaction of the Secured Fleet Claims:

                           (1) On the Effective Date, Fleet shall receive Cash in an amount equal to the outstanding balance due under the Fleet Promissory Note as of the Effective Date, less $2,602,813.00 plus attorneys fees and expenses (subject to review and approval by the Fee Examiner, if any) and the unwaived portion of the forbearance fee due under the Forbearance Agreement.

                           (2) From and after the Effective Date, Fleet shall continue to collect all of the Fleet Purchased Accounts and shall be entitled to reconvey to Reorganized PSI any Fleet Purchased Accounts which become Past Due Purchase Obligations after the Effective Date, all as more fully set forth in the Fleet Collection/Repurchase Agreement.

                           (3) On the Effective Date, Fleet shall cause, or cause to be released, any liens, security interests or other encumbrances securing the repayment of any and all Purchase Obligations that it has, or may have in and to any of the assets of the Debtors or any of their respective subsidiaries except liens in and to the Fleet Purchased Accounts.

                           (4) On the Effective Date, the Debtors and the Forbearance Subsidiaries, on the one hand, and Fleet, on the other hand, shall enter into the Fleet Mutual Release Agreement (which shall expressly preserve any and all rights, obligations and remedies under the Fleet Collection/Repurchase Agreement).

                           b.       Class 2B: Secured Trade Bank Claims

                  Trade Bank shall receive the following treatment in full and complete satisfaction of the Secured Trade Bank Claims:

                           (1) On the Effective Date, Trade Banks shall receive Cash in an amount equal to the outstanding balance due under the Trade Bank Promissory Note as of the Effective Date, less $399,219.00 plus attorneys fees and expenses (subject to review and approval by the Fee Examiner, if any) and the unwaived portion of the forbearance fee due under the Forbearance Agreement.

                           (2) From and after the Effective Date, Trade Bank shall continue to collect all of the Trade Bank Purchased Accounts and shall be entitled to reconvey to Reorganized PSI any Trade Bank Purchased Accounts which become Past Due Purchase Obligations after the Effective Date, all as more fully set forth in the Trade Bank Collection/Repurchase Agreement.

                           (3) On the Effective Date, Trade Bank shall cause, or cause to be released, any liens, security interests or other encumbrances securing the repayment of any and all Purchase Obligations that it has, or may have in and to any of the assets of the Debtors or any of their respective subsidiaries except liens in and to the Trade Bank Purchased Accounts.

                           (4) On the Effective Date, the Debtors and the Forbearance Subsidiaries, on the one hand, and Trade Bank, on the other hand, shall enter into the Trade Bank Mutual Release Agreement (which shall expressly preserve any and all rights, obligations and remedies under the Trade Bank Collection/Repurchase Agreement).

                           c.       Class 2C: Secured SVB Claims

                  SVB shall receive the following treatment in full and complete satisfaction of the Secured SVB Claims:

                           (1) On the Effective Date, SVB shall receive Cash in an amount equal to the outstanding balance due under the SVB Promissory Note as of the Effective Date, less $308,253.00 plus attorneys fees and expenses (subject to review and approval by the Fee Examiner, if any) and the unwaived portion of the forbearance fee due under the Forbearance Agreement.

                           (2) From and after the Effective Date, SVB shall continue to collect all of the SVB Purchased Accounts and shall be entitled to reconvey to Reorganized PSI any SVB Purchased Accounts which become Past Due Purchase Obligations after the Effective Date, all as more fully set forth in the SVB Collection/Repurchase Agreement.

                           (3) On the Effective Date, SVB shall cause, or cause to be released, any liens, security interests or other encumbrances securing the repayment of any and all Purchase Obligations that it has, or may have in and to any of the assets of the Debtors or any of their respective subsidiaries except liens in and to the SVB Purchased Accounts.

                           (4) On the Effective Date, the Debtors and the Forbearance Subsidiaries, on the one hand, and SVB, on the other hand, shall enter into the SVB Mutual Release Agreement (which shall expressly preserve any and all rights, obligations and remedies under the SVB Collection/Repurchase Agreement).

         3.       Class 3 - Secured Equipment Finance Claim

                  Class 3 consists of the Secured Equipment Finance Claim. This Class is Impaired. The treatment of Class 3 is more fully set forth in the Secured Equipment Finance Claim Terms Document. The Holder of the Secured Equipment Finance Claim may agree to accept less favorable treatment. Because Class 3 is Impaired and the Holder of the Class 3 Claim is to receive consideration under the Plan, the Holder of the Claim in Class 3 is permitted to vote to accept or reject the Plan and the Companies have solicited its vote to accept or reject the Plan. The Holder of the Allowed Class 3 Claim will receive in respect of its Allowed Class 3 Claim the following treatment under the Plan:

                           a.       Amount

                  The Holder of the Secured Equipment Finance Claim shall receive payment of 100% of its Allowed Claim, with interest at its contract, non-default rate.

                           b.       Payment

                  The Holder of the Secured Equipment Finance Claim shall retain all payments received in respect of its Claims made prior to the Effective Date and shall be paid the balance of its Allowed Claim as of the Effective Date, through thirty-six (36) equal monthly deferred cash payments, beginning on the first day of the first month following the Effective Date, and continuing monthly thereafter until paid, without any prepayment penalty.

                           c.       Collateral and Security Interests

                  The Holder of the Secured Equipment Finance Claim shall retain its security interest subject to the treatment herein described for its Claim.

         4.       Class 4 - Secured Motive Claim

                  Class 4 consists of the Secured Motive Claim. This Class is Impaired. The treatment of Class 4 is more fully set forth in the Secured Motive Claim Terms Document. To the extent the terms and conditions of the Plan are inconsistent with the Secured Motive Claim Terms Document, the Secured Motive Claim Terms Document shall govern. The Holder of the

Secured Motive Claim may agree to accept less favorable treatment. Because Class 4 is Impaired and the Holder of the Class 4 Claim is to receive consideration under the Plan, the Holder of the Claim in Class 4 is permitted to vote to accept or reject the Plan and the Companies have solicited its vote to accept or reject the Plan. The Holder of the Allowed Class 4 Claim will receive in respect of its Allowed Class 4 Claim the following treatment under the Plan:

                           a.       Amount and Property

                  The Holder of the Secured Motive Claim shall receive payment of $9 million Cash, without interest, and transfer of all of the Companies' stock in Motive Communications, Inc.

                           b.       Payments and Transfer of Stock

                  The Holder of the Secured Motive Claim shall retain all payments received in respect of its Claim made prior to the Effective Date and shall be paid $4 million Cash on the Effective Date and $5 million Cash through deferred cash payments over four (4) years, annually in arrears, without interest. The Companies' Motive Communications, Inc. stock shall be transferred to the Holder of the Secured Motive Claim on the Effective Date.

                           c.       Collateral and Security Interests

                  All security interests, trusts or other liens of any kind held or claimed by the Holder of the Secured Motive Claim shall terminated, extinguished and released as of the Effective Date and thereafter shall be of no further force or effect.

                           d.       Return of Old PSI Common Stock

                  Motive shall return to PSI all Old PSI Common Stock held by it.

                           e.       Mutual Releases

                  The Debtors and Motive shall enter into Mutual Releases, all as more fully set forth in the Secured Motive Claim Terms Document.

         5.       Class 5 - Other Secured Claims

                  Class 5 consists of all Other Secured Claims. This Class is Unimpaired. On the Effective Date, at the election of the Company or Remedy, the Holder of each Allowed Other Secured Claim shall, on account of such Claim, either: (i) be paid in Cash in full, (ii) have surrendered to it, without representation or warranty, the collateral securing its Claim, (iii) notwithstanding any contractual provision or applicable law that entitles the Holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default (A) be paid a cure of any such default that occurred prior to the Effective Date, other than a default of a kind specified in section 365(b)(2) of this title, (B) have reinstated the maturity of such Claim as such maturity existed before such default, (C) be compensated for any damages incurred as a result of any reasonable reliance by such Holder on such contractual provision or such applicable law, and (D) otherwise not have altered the legal, equitable, or contractual rights to which such Claim entitles the Holder of such Claim, or (iv) have left unaltered the legal, equitable, and contractual rights to which such Claim entitles the Holder of such Claim. In the case of option (ii) or (iii), in the event that any such Claim is not completely satisfied by such distribution, the Deficiency Amount will constitute a Deficiency Claim against the Companies and will be classified in the appropriate other Class and will receive the same treatment as other Claims in such Class. Any Holder of an Other Secured Claim may agree to accept less favorable treatment. Because Class 5 is Unimpaired, Class 5 is conclusively presumed to have accepted the Plan, and Holders of Claims in Class 5 are not entitled to vote to accept or reject the Plan.

         6.       Class 6 - Convenience Claims

                  Class 6 consists of all Convenience Claims. This Class is Impaired. Class 6 Convenience Claims are any Claims against either of the Companies which would be General Expense Claims except that either the Allowed amount of all such Claims by such Holder is $1,000 or less or the Allowed amount of all such Claims of such Holder are reduced to $1,000 by the election of the Holder thereof on such Holder's Ballot in accordance with the Plan. If the Allowed Class 6 Claims exceed $500,000, this Class shall receive the same treatment as afforded to Class 8 General Expense Claims.

                  By checking the appropriate box on a timely cast Ballot, the Holder of what otherwise would be Allowed General Expense Claims in an amount greater than $1,000 may elect to reduce the collective amount of all such Holder's Allowed General Expense Claims to $1,000 and be treated as the Holder of an Allowed Class 6 Convenience Claim in the amount of $1,000. Such an election shall constitute a waiver of the right to collect, and a release of, the amount of the subject Claims in excess of $1,000. Thus, upon such election, the Holder of such Allowed Class 6 Convenience Claim shall be deemed to have released the Debtor and its Estate, the Reorganized Debtor and its property, and all other parties (unless such other parties expressly waive and release any indemnity or contribution claim against the Debtor relating to such Claim) from any and all liability for such excess amount; provided that, if Class 6 Claims exceed $500,000, the reduction in Claim amount and waiver and release effectuated by the ballot election shall be deemed rescinded. The Holder of one or more Allowed General Expense Claim which timely elects to reduce the amount of all of its Allowed Claims shall be bound hereby and be deemed to be the Holder of an Allowed Class 6 Convenience Claim for classification, voting, and all other purposes under the Plan.

                  Each Holder of an Allowed Class 6 Convenience Claim shall receive Cash in an amount equal to 100% of such Allowed Class 6 Convenience Claim on the Effective Date or as soon thereafter as is practicable. Any Holder of a Convenience Claim may agree to accept less favorable treatment. Because Class 6 is Impaired, Holders of Class 6 Claims are entitled to vote to accept or reject the Plan and their votes have been solicited. Because Class 6 is Impaired and Holders of Class 6 Claims receive consideration under the Plan, the Holders of Claims in Class 6 are permitted to vote to accept or reject the Plan and the Companies have solicited their votes to accept or reject the Plan.

         7.       Class 7 - Note Claims

                  Class 7 consists of all Note Claims. This Class is Impaired. Any Holder of a Note Claim may agree to accept less favorable treatment.

                           a.       Initial Distributions. On the Effective Date
(or on the Initial Stock Distribution Date in respect to the Initial Class 7 Securities), the Holders of Allowed Class 7 Claims will receive in respect of their Allowed Class 7 Claims the following treatment: (1) Cash equal to thirty percent (30%) of the Holders' Allowed Class 7 Claim; (2) their Pro Rata share of the Reorganization Notes; and (3) the Holders' Pro Rata share of the Initial Class 7 Securities. Only for the purpose of distributions under this Section, an "Allowed Class 7 Claim" shall include simple interest accruing on the Class 7 Claim from the Petition Date to the Effective Date at the contractual, nondefault rate set forth in the Notes.

                           b.       Interim Stock Distributions. Every quarter
after the Effective Date prior to the Final Stock Adjustment Distribution Date, the Stock Disbursing Agent shall make Interim Stock Adjustment Distributions to the Holders of Class 7 Claims and/or Class 9 Claims/Interests as follows:

                           (i)      As of the end of a given calendar quarter,
beginning October 31, 2003, if the aggregate amount of Class 8 Obligations as of such date exceeds $49 million, each Holder of an Allowed Class 7 Claim will receive its Pro Rata share of an Interim Stock Adjustment Distribution which shall be equal to (x) the aggregate amount of Class 8 Obligations in excess of $49 million, (y) divided by $16 million, (z) multiplied by 600,000 shares, less any and all shares of New PSI Common Stock distributable to such holder in prior Interim Stock Adjustment Distributions.

                           (ii)     As of the end of a given calendar quarter,
beginning October 31, 2003, if the aggregate amount of Class 8 Obligations as of such date plus the aggregate amount of the additional Class 8 Obligations payable if all Disputed Class 8 Claims and Disputed Class 8A Claims (on account of which the Companies have not been or will not be reimbursed by BMC Software, Inc.) were Allowed Class 8 Claims and Allowed Class 8A Claims, respectively, as of such date is less than $65 million, each Holder of an Allowed Class 9 Claim/Interest shall receive its Pro Rata share of an Interim Stock Adjustment Distribution which shall be equal to (x) the difference between $65 million and the aggregate amount of Class 8 Obligations payable if all Disputed Class 8 Claims and Disputed Class 8A Claims (on account of which the Companies have not been or will not be reimbursed by BMC Software, Inc.) as of such date were Allowed Claims, (y) divided by $16 million, (z) multiplied by 600,000 shares.

                           (iii)    If at any time the sum of the aggregate
amount of all Class 8 Obligations plus the additional Class 8 Obligations payable if all Disputed Class 8 Claims and Disputed Class 8A Claims (on account of which the Companies have not been or will not be reimbursed by BMC Software, Inc.) were Allowed Class 8 Claims and Allowed Class 8A Claims, respectively, at any time is less than $49 million, any and all remaining Reserved New PSI Common Stock shall be distributed Pro Rata to the Holders of Allowed Class 9 Claims/Interests.

                           (iv)     If at any time the sum of the aggregate
amount of all Class 8 Obligations is greater than $65 million, any and all remaining Reserved New PSI Common Stock shall be distributed Pro Rata to the Holders of Allowed Class 7 Claims.

Interim Stock Adjustment Distributions shall be made at or promptly after the end of every calendar year quarter, but may be made more frequently than every quarter at the discretion of the Stock Disbursing Agent, with the consent of the Post-Emergence Equity Committee.

                           c.       Final Stock Distribution. On the Final Stock
Adjustment Distribution Date, which shall be no later than 90 days after the two-year anniversary of the Effective Date unless Reorganized PSI determines in its discretion (including, without limitation, because Holders of Claims in Class 7 may be entitled to further distributions of New PSI Common Stock under the Plan) to extend the deadline one or more times for up to one additional year, the Stock Disbursing Agent will distribute the remainder of the Reserved New PSI Common Stock to Holders of Class 9 Claims/Interests. Notwithstanding the foregoing, in the event that (i) Reorganized PSI determines to extend the Final Stock Adjustment Distribution Date one or more times for up to one additional year (i.e., until the 90th day after the three-year anniversary of the Effective
Date), and (ii) Reorganized PSI, the Stock Disbursing Agent, and/or the Post-Emergence Equity Committee cannot agree as to the final allocation and distribution of any remaining Reserved New PSI Common Stock, any such disputes shall be resolved by the Bankruptcy Court.

                           d.       Timing, Amounts, and Disputes. In the event
that the Stock Disbursing Agent, Reorganized PSI, and the Post-Emergence Equity Committee cannot agree on the timing and amount(s) of Interim Stock Adjustment Distributions and Final Stock Adjustment

Distributions, any of the foregoing parties may move and seek the Bankruptcy Court to resolve any disputes.

         8.       Class 8 - General Expense Claims

                  Class 8 consists of all General Expense Claims. This Class is Impaired. By written election (the "Class 8 Election") made on the Class 8 Ballot and returned to the Balloting Agent on or before the Balloting Deadline, a Holder of an Allowed Class 8 Claim may elect to receive either of the following treatments, with respect to some or all of its Claim:

                           a.       Class 8.A. Treatment. The Holders of Allowed
Class 8 Claims will receive in respect of their Allowed Class 8 Claims one hundred percent (100%) of their Class 8 Claims through deferred cash payments made as follows: (i) a payment equal to twenty percent (20%) of the Allowed Class 8 Claim on first day of the first month following the Effective Date, and
(ii) four (4) equal annual payments, each equal to twenty percent (20%) of the Allowed Class 8 Claim, plus simple interest thereon accruing from the Effective Date to the date of the relevant payment installment at the Federal judgment rate, on the first, second, third and fourth year anniversaries of the Effective Date. Prepayment shall be permissible without penalty. Only for the purpose of distributions under this subsection, an "Allowed Class 8 Claim" shall include simple interest accruing on the Class 8 Claim from the Petition Date through the Effective Date at the Federal judgment rate.

                           b.       Class 8.B. Treatment. The Holders of Allowed
Class 8 Claims will receive in respect of their Allowed Class 8 Claims an aggregate of seventy percent (70%) of their Allowed Class 8 Claims payable in five (5) Cash installments as follows: (i) a Cash payment equal to sixty percent (60%) of their Allowed Class 8 Claims on the Effective Date, and (ii) four (4) equal Cash annual payments, each equal to 2.5% of their Allowed Class 8 Claims, on the first, second, third and fourth year anniversaries of the Effective Date. Creditors electing this treatment shall not be entitled to any post-petition and/or post-Effective-Date interest on their Class 8 Claims. Prepayment shall be permissible without penalty.

                  In the event that the Holder of an Allowed Class 8 Claim fails to make an election on the Class 8 Ballot returned to the Balloting Agent on or before the Balloting Deadline, said Holder shall be deemed to have elected the Class 8.A. Treatment for its entire Claim.

                  Any Holder of a General Expense Claim may agree to accept less favorable treatment. Because Class 8 is Impaired and Holders of Class 8 Claims receive consideration under the Plan, the Holders of Claims in Class 8 are permitted to vote to accept or reject the Plan and the Companies have solicited their votes to accept or reject the Plan.

         9.       Class 8A - Remedy Rejection Claims

                  Class 8A consists of all Remedy Rejection Claims. This Class is Unimpaired. On the Effective Date, the Holder of each Remedy Rejection Claim shall receive a Cash payment from the Debtors (or their designee) equal to the Allowed amount of such Claim, with any applicable postpetition interest, if any, thereon at the Federal judgment rate, and subject to all applicable bankruptcy and nonbankruptcy law, including, without limitation, Section 502(b)(6) of the Bankruptcy Code and applicable state law mitigation requirements, on the later of (i) the Effective Date, or (ii) the date upon which the Bankruptcy Court enters a Final Order determining or allowing such Claim. Any Holder of a Remedy Rejection Claim may agree to accept less favorable treatment. Because Class 8A is Unimpaired, Class 8A is conclusively presumed to have accepted the Plan and Holders of Claims in Class 8A are not entitled to vote to accept or reject the Plan.

         10.      Class 9 - Subordinated Claims/Interests

                  Class 9 consists of all Subordinated Claims/Interests. This Class is Impaired. Any Holder may agree to accept less favorable treatment. Because Class 9 is Impaired and members of Class 9 receive consideration under the Plan, the Holders of Class 9 Claims/Interests are permitted to vote to accept or reject the Plan and the Companies have solicited their votes to accept or reject the Plan.

                           a.       Initial Distributions. On the Initial Stock
Distribution Date, each Holder of an Allowed Subordinated Claim/Interest as of the Effective Date will receive its Pro Rata share of the Initial Class 9 Securities.

                           b.       Interim Stock Distributions. Every quarter
after the Effective Date prior to the Final Stock Adjustment Distribution Date, the Stock Disbursing Agent shall make Interim Stock Adjustment Distributions to the Holders of Class 7 Claims and/or Class 9 Claims/Interests as follows:

                           (i)      As of the end of a given calendar quarter,
beginning October 31, 2003, if the aggregate amount of Class 8 Obligations as of such date exceeds $49 million, each Holder of an Allowed Class 7 Claim will receive its Pro Rata share of an Interim Stock Adjustment Distribution which shall be equal to (x) the aggregate amount of Class 8 Obligations in excess of $49 million, (y) divided by $16 million, (z) multiplied by 600,000 shares, less any and all shares of New PSI Common Stock distributable to such holder in prior Interim Stock Adjustment Distributions.

                           (ii)     As of the end of a given calendar quarter,
beginning October 31, 2003, if the aggregate amount of Class 8 Obligations as of such date plus the aggregate amount of the additional Class 8 Obligations payable if all Disputed Class 8 Claims and Disputed Class 8A Claims (on account of which the Companies have not been or will not be reimbursed by BMC Software, Inc.) were Allowed Class 8 Claims and Allowed Class 8A Claims, respectively, as of such date is less than $65 million, each Holder of an Allowed Class 9 Claim/Interest shall receive its Pro Rata share of an Interim Stock Adjustment Distribution which shall be equal to (x) the difference between $65 million and the aggregate amount of Class 8 Obligations payable if all Disputed Class 8 Claims and Disputed Class 8A Claims (on account of which the Companies have not been or will not be reimbursed by BMC Software, Inc.) as of such date were Allowed Claims, (y) divided by $16 million, (z) multiplied by 600,000 shares.

                           (iii)    If at any time the sum of the aggregate
amount of all Class 8 Obligations plus the additional Class 8 Obligations payable if all Disputed Class 8 Claims and Disputed Class 8A Claims (on account of which the Companies have not been or will not be reimbursed by BMC Software, Inc.) were Allowed Class 8 Claims and Allowed Class 8A Claims, respectively, at any time is less than $49 million, any and all remaining Reserved New PSI Common Stock shall be distributed Pro Rata to the Holders of Allowed Class 9 Claims/Interests.

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

                           (iv)     If at any time the sum of the aggregate
amount of all Class 8 Obligations is greater than $65 million, any and all remaining Reserved New PSI Common Stock shall be distributed Pro Rata to the Holders of Allowed Class 7 Claims.

Interim Stock Adjustment Distributions shall be made at or promptly after the end of every calendar year quarter, but may be made more frequently than every quarter at the discretion of the Stock Disbursing Agent, with the consent of the Post-Emergence Equity Committee.

                           c.       Final Stock Distribution. On the Final Stock
Adjustment Distribution Date, which shall be no later than 90 days after the two-year anniversary of the Effective Date unless Reorganized PSI determines in its discretion (including, without limitation, because Holders of Claims in Class 7 may be entitled to further distributions of New PSI Common Stock under the Plan) to extend the deadline one or more times for up to one additional year, the Stock Disbursing Agent will distribute the remainder of the Reserved New PSI Common Stock to Holders of Class 9 Claims/Interests. Notwithstanding the foregoing, in the event that (i) Reorganized PSI determines to extend the Final Stock Adjustment Distribution Date for an additional year (i.e., until the 90th day after the three-year anniversary of the Effective Date), and (ii) Reorganized PSI, the Stock Disbursing Agent, and/or the Post-Emergence Equity Committee cannot agree as to the final allocation and distribution of any remaining Reserved New PSI Common Stock, any such disputes shall be resolved by the Bankruptcy Court.

                           d.       Timing, Amounts, and Disputes. In the event
that the Stock Disbursing Agent, Reorganized PSI and the Post-Emergence Equity Committee cannot agree on the timing and amount(s) of Interim Stock Adjustment Distributions and Final Stock Adjustment

Distributions, any of the foregoing parties may move and seek the Bankruptcy Court to resolve any disputes.

                  Further, in respect to Old PSI Common Interests, on the Effective Date the Old PSI Common Stock shall be cancelled, and with the exception of the Designated Stock Options, all Old PSI Common stock rights must be exercised in accordance with the notice to be sent by Peregrine to the relevant holders after entry of the Order Approving Disclosure Statement but in all events no later than the Ballot Deadline or be deemed cancelled and of no further force and effect.

         11.      Class 10 - Old Remedy Common Stock

                  Class 10 consists of Old Remedy Common Stock. This Class is Unimpaired. On the Effective Date, the Holder of the Old Remedy Common Stock, will retain, on account of its Class 10 Interests, the Old Remedy Common Stock. The Class 10 Holder may agree to accept less favorable treatment. Because Class 10 is Unimpaired, Class 10 is conclusively presumed to have accepted the Plan, and the Holder of the Interests in Class 10 are not entitled to vote to accept or reject the Plan.

                                      VI.
                         ACCEPTANCE OR REJECTION OF PLAN

A.       IDENTIFICATION OF UNIMPAIRED CLASSES

                  The following Classes are not Impaired under the Plan:

         1.       Class 1 - Priority Non-Tax Claims

         2.       Class 5 - Other Secured Claims

         3.       Class 8A - Remedy Rejection Claims

         4.       Class 10 - Old Remedy Common Stock

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

B.       IDENTIFICATION OF IMPAIRED CLASSES

                  The following Classes of Claims and Interests are Impaired under the Plan:

         1.       Class 2 - Secured Purchase Bank Claims

         2.       Class 3 - Secured Equipment Finance Claim

         3.       Class 4 - Secured Motive Claim

         4.       Class 6 - Convenience Claims

         5.       Class 7 - Note Claims

         6.       Class 8 - General Expense Claims

         7.       Class 9 - Subordinated Claims/Interests

C.       CLASSES PERMITTED AND NOT PERMITTED TO VOTE

                  Classes 1, 5, 8A and 10 are Unimpaired. Holders of Claims or Interests in such classes are conclusively presumed pursuant to section 1126(f) of the Bankruptcy Code to have accepted the Plan and therefore shall not be entitled to vote to accept or reject the Plan.

                  Classes 2, 3, 4, 6, 7, 8, and 9 are Impaired and Holders of Claims in Classes 2, 3, 4, 6, 7, 8, and 9 and Holders of Interests as of the Record Date in Class 9 are permitted to vote to accept or reject the Plan. An Impaired Class of Claims that votes shall have accepted the Plan if (a) the Holders (other than any Holder designated by the Court based on their vote or its solicitation not being in good faith under Bankruptcy Code section 1126(e)) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (b) the Holders (other than any Holder designated under Bankruptcy Code section 1126(e)) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan. An Impaired Class of Interests that votes shall have accepted the Plan if the Holders (other than any Holder designated under section 1126(e)) of at least two-thirds in amount of the Allowed Interests actually voting in such Class have voted to accept the Plan.

D.       NONCONSENSUAL CONFIRMATION

                  In the event any Class of Claims or Interests votes to reject the Plan, the Debtors intend to request that the Bankruptcy Court confirm the Plan notwithstanding such rejection pursuant to section 1129(b) of the Bankruptcy Code on the basis that the Plan is fair and equitable and does not discriminate unfairly as to the Holders of any Class of Claims or Interests.

                                      VII.
                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.       CONTINUED CORPORATE EXISTENCE AND VESTING OF ASSETS

                  The Companies will, as the Reorganized Debtors, continue to exist on and after the Effective Date as separate corporate Entities, with all of the powers of corporations under the applicable non-bankruptcy law, and without prejudice to any right to alter or terminate their existence (whether by merger or otherwise). Except as otherwise provided in the Plan, on and after the Effective Date, all property of the Estates of the Companies, including all Rights of Action (but excluding the Litigation Claims and any Rights of Action expressly released pursuant to the Plan), and any property acquired by the Companies under or in connection with the Plan will vest in the Reorganized Debtors free and clear of all Claims, Liens, charges, other encumbrances and Interests. On and after the Effective Date, the Debtors may operate their businesses and may use, acquire and dispose of property and compromise or settle any Claims or Interests without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than restrictions expressly imposed by the Plan or the Confirmation Order. Sources of Cash for future operations will include, inter alia, Cash of the Companies and anticipated revenue from further business operations. In accordance with section 1109(b) of the Bankruptcy Code, nothing in this paragraph shall preclude any party in interest from appearing and being heard on any issue in the Chapter 11 Cases.

                  Notwithstanding any other provision in the Plan to the contrary, the Plan shall not in any manner modify or affect, nor shall it be construed in any manner to modify or affect the interests and rights, if any, in the Current D&O Policies held or possessed by any former or current officers or directors of the Company, any other Indemnified Person, or any plaintiff(s) in the Securities Litigation, including, without limitation, any rights to use the proceeds of the Current D&O Policies for the payment of any losses that are covered under said policies (including, without limitation, attorneys' fees, other litigation defense costs, and/or amounts paid in connection with any settlements entered into or judgments entered).

B.       CONSOLIDATION

                  For administrative convenience, the Chapter 11 Cases of the Companies were administratively consolidated such that most pleadings in the Chapter 11 Cases shared the same caption and were placed in the same file in the Bankruptcy Court. Under the Plan, subject to Section V.B.9. hereof (relating to Remedy Rejection Claims), the assets and liabilities of the Companies are treated on a consolidated basis, thereby effectuating for Plan purposes substantive consolidation of the Debtors. Such substantive consolidation shall have no bearing on the liability of each of PSI and Remedy with respect to assets acquired or liabilities incurred after the Effective Date.

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

C.       INTERESTS IN AFFILIATES AND SUBSIDIARIES.

                  As of the Effective Date, PSI and Remedy shall retain any stock or interests they may hold in their subsidiaries or affiliates and retain any rights to which such stock or interests may be entitled under applicable law with respect to such shares or other interests. After the Effective Date, PSI or Remedy may sell, transfer, assign or otherwise dispose of such shares or interests as permitted by applicable law.

D.       EQUITY INTERESTS AND EMPLOYEE STOCK PLAN

         1.       Generally

                  The Company will authorize and issue New PSI Common Stock as necessary or appropriate to implement the Plan. It also may authorize and issue New PSI Common Stock and additional securities pursuant to the Employee Stock Plan(s) or otherwise in accordance with applicable non-bankruptcy law.

                  In respect to Reserved New PSI Common Stock, the Stock Disbursing Agent shall hold any and all such reserved stock until said stock is distributed to Holders of Allowed Class 7 Claims and/or Allowed Class 9 Claims/Interests, as applicable, on the Stock Adjustment Distribution Date(s). Pending such distribution, the Reserved New PSI Common Stock, as well as any Initial Class 9 Securities that have not yet been distributed pursuant to the Plan, shall remain subject to a proxy, voting agreement, voting trust or other similar arrangement by which all voting rights therein shall be exercised by the Post-Emergence Equity Committee.

                  The New PSI Common Stock will be the only class of equity securities of the Company outstanding immediately following the Effective Date. The Old Remedy Common

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

Stock will be the only class of equity securities of Remedy outstanding immediately following the Effective Date.

                  Under the Employee Stock Plan(s), employees, officers, directors or consultants of the Companies or their subsidiaries are expected to be granted from time to time stock, stock options, stock rights or other equity benefits. The shares of New PSI Common Stock which could result from the grant of these equity benefits after the Effective Date, including in connection with the Designated Stock Options, may constitute up to fifteen percent (15%) of the New PSI Common Stock on a fully diluted basis.

                  The Companies believe that Employee Stock Plans are a key element in the Company's effort to attract and retain officers, directors, employees and consultants. In formulating the precise terms of the Employee Stock Plan(s), although the Companies shall seek to ensure that the plan serves its intended purpose, if determined necessary or appropriate to assist in preserving favorable tax attributes, the Companies shall adjust the vesting schedule for the stock options, limit the time for exercise thereof, or otherwise include provisions designed to mitigate any impact of the Employee Stock Plan(s) on the Companies favorable tax attributes.

2.       2003 Equity Incentive Plan

         On or shortly after the Effective Date, holders of the Designated Stock Options and other employees of the Company as may be designated by the Reorganized Debtors' Board of Directors shall receive stock options which are more specifically described in the 2003 Equity Incentive Plan (which is an amended and restated version of the Company's 1994 Stock Option Plan, extended through 2013), in substantially the form attached hereto as PLAN EXHIBIT N. The purpose of the 2003 Equity Incentive Plan is to (1) attract and retain the services of participants whose judgment, interest and special efforts will contribute to the success of, and enhance the value of, the Company; (2) provide incentive compensation that is comparable to the Company's competitors; and (3) align participants' personal interests to those of the Company's other stockholders.

                  The 2003 Equity Incentive Plan shall become effective as of the Effective Date and be deemed to have been approved and adopted as of the Effective Date by the Companies and the shareholders and directors thereof in accordance with all applicable non-bankruptcy laws, including, without limitation, federal and state tax, securities and corporation laws, and having the same effect of such approvals under such laws, without any requirement of further action by said entities or Persons.

                  All votes by Holders of Old PSI Common Stock in favor of the Plan shall be deemed to be a consent to and approval of the 2003 Equity Incentive Plan by said Holder with respect to all of his, her or its shares; provided, however, in the event that Holders of at least 66 2/3% in amount of the Old PSI Common Stock (counting for this purpose only those amount(s) of Old PSI Common Stock that have been voted on the Plan and excluding Holders of Old PSI Common Stock who fail to vote, who abstain, or who are designated under Bankruptcy Code section 1126(e)) do not vote to accept the Plan, the 2003 Equity Incentive Plan shall be of no force and effect, without any prejudice to the rights of the Companies to seek requisite approval of any other stock incentive plans and/or agreements under applicable law.

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

3.       Potential Listing; Registration Rights

                  Following the Effective Date, Reorganized PSI shall use commercially reasonable efforts to list the New PSI Common Stock on a national securities exchange or to cause the New PSI Common Stock to be quoted on the NASDAQ National Market System, provided that such listing or quotation can be accomplished in a manner that is consistent with the terms and conditions of the Plan affecting the New PSI Common Stock and the corporate governance of Reorganized PSI. Further, promptly after the Effective Date, Reorganized PSI will offer to enter into a registration rights agreement (to be negotiated by the applicable parties) in respect to the New PSI Common Stock with Holders of New PSI Common Stock, if and to the extent such Holders' resale of the New PSI Common Stock would be limited or restricted by the federal securities laws. Registration rights under such agreement shall entitle the holders thereof to a one-time demand for registration of their New PSI Common Stock on Form S-3, which demand may not be made before such time as Reorganized PSI is eligible to use such form, and shall not provide for the payment of any penalty or liquidated damages upon the event of a default under such agreement by Reorganized PSI.

E.       INTERCOMPANY MATTERS

                  Upon Confirmation, as to PSI, Remedy and each Other PSI Subsidiary which consents to this potentially mutual release, (a) Companies and their successors and assigns hereby waive, release and discharge each other and the Other PSI Subsidiaries and all of their successors from any and all Rights of Action, which, waiver, release and discharge shall be effective as a bar to all actions, causes of action, suits, claims, liens, or demands of any kind with respect to any Right of Action set forth expressly herein to be released hereunder or in SUPPLEMENTAL PLAN EXHIBIT I, to be filed by the Companies no later than five (5) days prior to the Confirmation Hearing; and (b) the Other PSI Subsidiaries and each of their successors and assigns shall be deemed to waive, release and discharge the Companies and their successors from any and all Intercompany Claims set forth expressly herein to be released hereunder or in SUPPLEMENTAL PLAN EXHIBIT I, which, waiver, release and discharge shall be effective as a bar to all actions, causes of action, suits, claims, liens, or demands of any kind with respect to any Intercompany Claim.

F.       CORPORATE GOVERNANCE, DIRECTORS AND OFFICERS, AND CORPORATE ACTION

                  1.       Amended and Restated Charters & Amended and Restated
                           By-Laws

                  On the Effective Date, the Amended and Restated Charters and Amended and Restated By-Laws shall be deemed adopted without further action of the shareholders or directors of the Companies and the Amended and Restated Charters shall be filed with the appropriate Secretary of State. The Amended and Restated Charters will, among other things, prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. After the Effective Date, the Reorganized Debtors may amend and restate their Amended and Restated Charters, Amended and Restated By-Laws and other constituent documents as permitted by applicable non-bankruptcy law.

                  2.       Management/Board of Directors

                  From and after the Effective Date, those Persons identified on Supplemental Plan Exhibit J shall serve as the Reorganized Debtors' Boards of Directors subject to the terms and conditions of the Confirmation Order, the Amended and Restated Charters, the Amended and Restated By-Laws and applicable law. Four (4) of those Persons shall be individuals selected by the Committee to serve as directors, and three (3) of those Persons shall be individuals selected by the Equity Committee to serve as directors. If on or before ninety (90) days from the Effective Date, any one or more of the initial directors selected by the Committee shall resign or otherwise be unwilling or unable to serve as a director, his or her successor shall be selected by the remaining initial directors selected by the Committee, or their successors. If on or before ninety (90) days from the Effective Date, any one or more of the initial directors selected by the Equity Committee shall resign or otherwise be unwilling or unable to serve as a director, his or her successor shall be selected by the remaining initial directors selected by the Equity Committee, or their successors. Messrs. Greenfield and Sexton shall continue to serve as the Debtors' Chief Executive Officer, and Chief Financial Offer, respectively, in accordance with the terms and conditions of their respective employment agreements previously approved by the Bankruptcy Court, subject to amendment or modification by agreement between the Reorganized Debtors and the respective executives.

                  3.       Corporate Actions

                  On the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved in all respects (subject to the provisions of the Plan), including, without limitation, the following: (a) the adoption and the filing with the appropriate Secretary of State of the Amended and Restated Charters; (b) the adoption of the Amended and Restated By-Laws; (c) the issuance of the New PSI Common Stock and, if applicable, the Reorganization Notes; (d) the cancellation of the Notes or Interests of Holders for which the Claims or Interests are Disallowed; (e) the creation and establishment of the Litigation Trust; (f) the execution and the delivery of, and the performance under, each of the Plan Documents and all documents and agreements contemplated by or relating to any of the foregoing; and (g) the adoption of the 2003 Equity Incentive Plan and any other Employee Stock Plan.

                  All matters provided for under the Plan involving the corporate structure of the Companies and any corporate action required by the Companies in connection with the Plan shall be deemed to have occurred and shall be in effect pursuant to the Bankruptcy Code, without any requirement of further action by the shareholders or the directors of the Companies. On the Effective Date, the appropriate officers of the Reorganized Debtors are authorized and directed to execute and to deliver the Plan Documents and any other agreements, documents and instruments contemplated by the Plan or the Plan Documents in the name and on behalf of the Reorganized Debtors.

G.       SOURCES OF CASH FOR PLAN DISTRIBUTIONS

                  The sources of Cash for distributions under the Plan shall be the Companies' Cash and future revenues of the Companies, which may be retained by the Companies or transferred to the Disbursing Agent as necessary for distribution pursuant to the terms and conditions of the Plan.

H.       PAYMENT OF PLAN EXPENSES

                  The Reorganized Debtors may pay all Plan Expenses without further notice to Creditors or Holders of Interests or approval of the Bankruptcy Court. Any disputes concerning the payment of Plan Expenses shall be submitted to the Bankruptcy Court for resolution.

I.       LITIGATION TRUST

                  On the Effective Date, all of the Litigation Claims shall be deemed transferred to the Litigation Trust, which Litigation Trust shall be governed by the terms and conditions of the Litigation Trust Agreement. Subject to the Litigation Trust Agreement, the Litigation Trustee shall have the full power and authority to prosecute, abandon, release, settle or otherwise dispose of any and all of the Litigation Claims in his or her sole and absolute discretion, without the consent, authority or approval of any third parties including, without limitation, the Bankruptcy Court. The Litigation Trustee may employ such professionals, consultants, experts and agents as he/she deems necessary for carrying out his/her duties and responsibilities under the Litigation Trust Agreement. The Litigation Trustee shall be compensated as more fully set forth in the Litigation Trustee Compensation Disclosure and Litigation Trust Agreement. On or as soon as practicable after the Effective Date, Reorganized PSI shall remit $3,200,000 to the Litigation Trust in accordance with the Litigation Trust Agreement, to fund the review and prosecution of the Litigation Claims and pay other costs, expenses and obligations of the Litigation Trust. In the event that any of this $3,200,000 initial funding remains after the payment of all such costs and expenses, the balance shall be remitted Pro Rata to the beneficiaries of the Litigation Trust as part of the other Litigation Claim Proceeds to be distributed to said beneficiaries.

                  Any Litigation Claim Proceeds shall be distributed as follows:
(i) first, to satisfy any and all outstanding costs, expenses and obligations of the Litigation Trust; and (ii) second, Pro Rata to the Holders of Allowed Class 9 Claims and Interests.

                  Notwithstanding any of the foregoing, subject to the SEC Partial Settlement Agreement, nothing herein shall be deemed to in any way pre-empt, limit or modify any and all rights and claims which the SEC has under applicable law, including, without limitation, any and all rights which the SEC has under the securities laws (as such term is defined in Section 3(a)(47) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78c(a)(47)).

J.       POST-EFFECTIVE-DATE COMMITTEE

         1. Post-Emergence Equity Committee. As of the Effective Date, there shall exist a Post-Emergence Equity Committee, consisting of three (3) members to be selected by the Equity Committee on or prior to the Effective Date. The Post-Emergence Equity Committee shall be authorized (i) to review, prosecute and resolve any objections to Class 8 and Class 9 Claims, excluding the Litigation Claims, with respect to Claims that have not been or will not be objected to by the Reorganized Debtors, and/or join in any of the Reorganized Debtors' objections to Class 8 and Class 9 Claims, and/or object to any settlement the Debtors may propose in respect to Class 8 and Class 9 Claims, and/or participate in any of the Debtors' settlement negotiations in respect to Litigation Claims, on and after the Effective Date, subject to the applicable objections deadlines set forth herein, pursuant to Section X.A. of the Plan;
(ii) to monitor the distributions of New PSI Common Stock by the Stock Disbursing Agent pursuant to the Plan and file appropriate pleadings with the Bankruptcy Court seeking to require or prohibit or modify the amount(s) of distributions of New PSI Common Stock only to the extent necessary to be consistent with the Plan in the event that any disputes with the Stock Disbursing Agent cannot be consensually resolved; (iii) pending the completion of the distribution of the Initial Class 9

Securities and Reserved New PSI Common Stock by the Stock Disbursing Agent, to exercise all voting rights of said stock pursuant to a proxy, voting trust, voting agreement or other similar mechanism; and (iv) to designate one (1) of the seven (7) nominee directors on the Company's voting slate at the next annual meeting of Reorganized PSI's shareholders following the first term of Reorganized PSI's directors as of the Effective Date. The Post-Emergence Equity Committee may employ such professionals and agents as it deems necessary for carrying out its duties and responsibilities, and the reasonable and actual fees and expenses of any such professionals and agents shall be paid by the Reorganized Debtors up to a maximum aggregate amount of $200,000 without any further application, notice or Court order. The applicable professionals and/or Post-Emergence Equity Committee shall be entitled to submit applications for payment of any such fees and expenses in excess of $200,000. The Reorganized Debtors shall be entitled to object thereto on any grounds and shall pay such fees and expenses only as may be ordered by the Bankruptcy Court.

         2. Reimbursement and Indemnification. The members of the Post-Emergence Equity Committee shall serve without compensation, provided, however, said members will be entitled to reimbursement by the Reorganized Debtors for actual and reasonable out-of-pocket expenses. Further, the Reorganized Debtors shall indemnify said members against any and all losses, claims, costs, expenses and liabilities (including legal fees, costs and expenses), and any costs of defending any action to which said members may be subject by reason of their execution in good faith of their duties and powers pursuant to the Plan.

         3. Dissolution. The Post-Emergence Equity Committee shall cease to exist

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

immediately after the Final Stock Distribution Date.

                                     VIII.
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.       ASSUMPTIONS

                  Pursuant to section 365 of the Bankruptcy Code, the Companies will assume, as of the Effective Date, the Indenture and each of the executory contracts and unexpired leases (1) listed on PLAN EXHIBIT A to the Plan (including any related agreements, as described in Section VIII.B. of the Plan),
(2) for which assumption is expressly provided for in the Plan, and/or (3) which are Customer and Reseller Contracts other than those specifically identified on PLAN EXHIBIT B.

                  Pursuant to section 365 of the Bankruptcy Code, the Companies in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan; provided, however, that notwithstanding the foregoing, the Companies shall not assume any contract or lease which was assumed prior to the Effective Date pursuant to an order of the Bankruptcy Court. The Companies reserves the right, at any time prior to the Effective Date, to amend PLAN EXHIBIT A to the Plan to delete any executory contract or unexpired lease listed therein, thus providing for its rejection as described in Section VIII.D. of the Plan. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such assumptions by PSI or Remedy, as applicable, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

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

B. ASSUMPTIONS OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES RELATED TO REAL PROPERTY

                  Each executory contract and unexpired lease to be assumed pursuant to the Plan that relates to the use or occupancy of real property will include: (a) modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects such executory contract or unexpired lease, irrespective of whether such agreement, instrument or other document is listed on PLAN EXHIBIT A to the Plan; and (b) executory contracts or unexpired leases appurtenant to the premises listed on PLAN EXHIBIT A to the Plan, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement agreements; vault, tunnel or bridge agreements or franchises; and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements are rejected pursuant to Section VIII.D. of the Plan and are listed on PLAN EXHIBIT B to the Plan. Notwithstanding anything herein to the contrary, if not previously authorized by or subject to separate Court Order, effective on the later of the Effective Date or July 31, 2003, PSI or Reorganized PSI (as the case may be) shall assume and enter into the Kilroy Building Two Lease, as modified by the Modified Kilroy Building Two Lease, and confirmation of the Plan shall constitute the Court's order requiring Reorganized PSI to enter into and assume the Modified Kilroy Building Two Lease.

C.       CURE OF DEFAULTS IN CONNECTION WITH ASSUMPTION

                  Any monetary amounts by which each executory contract and unexpired lease to be assumed or assumed and assigned pursuant to the Plan is in default will be satisfied, pursuant

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to section 365(b)(1) of the Bankruptcy Code, at the option of the Company or
Remedy: (a) by payment of the default amount in Cash on the Effective Date or
(b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease. If there is a dispute regarding: (a) the amount of any cure payments; (b) the ability of the Reorganized Debtors to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (c) any other matter pertaining to assumption, the cure payments required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

D.       REJECTIONS

                  Pursuant to section 365 of the Bankruptcy Code, the Companies will reject each executory contract and unexpired lease entered into by either of the Companies prior to the Petition Date except those that: (1) expired or terminated pursuant to their own terms prior to the Effective Date, (2) are otherwise rejected by order of the Bankruptcy Court pursuant to Bankruptcy Code section 365 prior to the Effective Date, or (3) are assumed or assumed and assigned, at any time, by order of the Bankruptcy Court pursuant to Bankruptcy Code section 365 (whether pursuant to Section VIII.A. of the Plan, any other provision of the Plan, or any other or separate motion). Such rejection shall be effective immediately prior to the Effective Date. The executory contracts and unexpired leases to be rejected will include, without limitation, the contracts and leases listed on PLAN EXHIBIT B to the Plan and the contracts or leases rejected pursuant to the terms of this Plan or rejected pursuant to the terms of any contract, instrument, release, indenture or other agreement or document entered into in connection with

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the Plan or on the Effective Date. Each contract and lease to be rejected, irrespective of whether it is listed on PLAN EXHIBIT B to the Plan, will be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on PLAN EXHIBIT B to the Plan or otherwise rejecting a contract or lease under the Plan will not constitute an admission by the Company or Remedy that such contract or lease is an executory contract or unexpired lease or that the Company or Remedy has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving the rejections described above, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. Notwithstanding anything herein to the contrary, if not previously authorized by or subject to separate Court Order, PSI (or Reorganized PSI as the case may be) shall reject the Kilroy Building Five Lease on the later of the Effective Date or July 31, 2003. (PSI has already rejected the Kilroy Building One Lease, the Kilroy Building Three Lease and the Kilroy Building Four Lease pursuant to order of Court.)

E.       BAR DATE FOR REJECTION DAMAGES

                  If the rejection of an executory contract or unexpired lease pursuant to the Plan gives rise to a Claim by the other party or parties to such contract or lease, such Claim shall be forever barred and shall not be enforceable against the Companies, their successor or properties unless a proof of Claim is filed and served on the Companies and their counsel within 30 days after Confirmation. All such Claims for which proofs of Claim are required to be filed, if Allowed, will be, and will be treated as, General Expense Claims (or Convenience Claims or Remedy Rejection Claims, if appropriate) subject to the provisions of the Plan.

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F.       BAR DATE FOR BANKRUPTCY CODE SECTION 365(n) ELECTION

                  If the rejection of an executory contract pursuant to the Plan gives rise to the right by the other party or parties to such contract to make an election under Section 365(n) of the Bankruptcy Code to either treat such contract as terminated or to retain its rights under such contract, such other party to such contract will be deemed to elect to treat such contract as terminated unless such other party files and serves a notice of its alternative election on the Companies and their counsel within 30 days after the Confirmation Date.

                                      IX.
                        DISTRIBUTIONS AND RELATED MATTERS

A.       DISBURSING AGENT

                  If not the Reorganized Debtors themselves, the Disbursing Agent, to be employed on such terms as may be determined by the Reorganized Debtors, is the Person selected by the Companies to hold and distribute Cash and such other property, excluding the Reserved New PSI Common Stock, as may be distributed pursuant to the Plan. The Stock Distribution Agent, to be selected by PSI or Reorganized PSI, as applicable, shall hold and distribute any and all Reserved New PSI Common Stock, as well as any Initial Class 9 Securities that have not yet been distributed pursuant to the Plan, subject to the voting rights of the Post-Emergence Equity Committee under a proxy, voting agreement, voting trust, or similar mechanism entered into by the Stock Disbursing Agent in accordance with this Plan.

                  Even if the Disbursing Agent is a Person other than the Reorganized Debtors, nonetheless the Disbursing Agent shall be an agent of the Reorganized Debtors and not a separate taxable entity with respect to, by example, the assets held, income received or

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disbursements or distributions made for the Companies. The Debtors or
Reorganized Debtors will pay Ordinary Course & Assumed Administrative Expenses. The Companies, in their discretion, may delegate the making of all other distributions of Cash or New PSI Common Stock, other than the Reserved New PSI Common Stock, under the Plan to the Disbursing Agent; provided, however, any distributions of the Reserved New PSI Common Stock shall be made by the Stock Disbursing Agent, other than in case of distributions to Holders of Allowed Class 7 Claims whose distributions shall be made by the Indenture Trustee (or its successor or designee).

                  On the Effective Date, the Reorganized Debtors may transfer to the Disbursing Agent Cash to enable payments under the Plan. The Cash received by the Disbursing Agent from the Companies shall be maintained in a segregated, interest bearing or similar investment account. The Disbursing Agent shall account for all distributions made from such Cash. Further, on the Effective Date, all of the New PSI Common Stock other than the Reserved New PSI Common Stock may be delivered to the Disbursing Agent, for distribution in accordance with the terms and conditions of the Plan.

                  Notwithstanding the foregoing, subject to approval of the Companies, the Disbursing Agent shall have the right to employ one or more sub-agents on terms and conditions to which the Disbursing Agent and such sub-agent(s) agree.

                  In the case of Allowed Note Claims, any and all distributions under the Plan shall be delivered to the Indenture Trustee and not directly to the Noteholders (or as otherwise expressly provided in the Indenture). Distribution on account of Note Claims shall be deemed complete upon delivery of such distributions to the Indenture Trustee.

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                  The Disbursing Agent shall not be required to provide a bond in connection with the making of any distributions pursuant to the Plan.

B.       DATES OF DISTRIBUTIONS

                  The Sections of the Plan on treatment of Administrative Expenses, Claims, and Interests specify the times for distributions. Whenever any payment or distribution to be made under the Plan shall be due on a day other than a Business Day, such payment or distribution shall instead be made, without interest, on the immediately following Business Day. Distributions due on the Effective Date will be paid on such date or as soon as practicable thereafter, provided that if other provisions of the Plan require the surrender of securities or establish other conditions precedent to receiving a distribution, the distribution may be delayed until such surrender occurs or conditions are satisfied.

                  If, under the terms of the Plan, the resolution of a particular Disputed Claim, e.g., it is Disallowed, entitles other Holders of Claims or Interests to a further distribution, either (a) the Companies or Disbursing Agent, as applicable, may make such further distribution as soon practicable after the resolution of the Disputed Claim or (b) if the further distribution is determined in good faith, by the Companies or Disbursing Agent, as applicable, who is to make such distribution, to be less than $500 for any Creditor, then, in order to afford the Companies an opportunity to minimize costs and aggregate such distributions, the Company or Disbursing Agent, as applicable, may make such further distribution any time prior to sixty (60) days after the Final Resolution Date.

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C.       CASH DISTRIBUTIONS

                  Distributions of Cash may be made either by check drawn on a domestic bank or wire transfer from a domestic bank, at the option of the Companies or Disbursing Agent, as applicable, except that Cash payments made to foreign Creditors may be made in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

D.       DISTRIBUTION OF NEW SECURITIES

                  The Company and/or Stock Disbursing Agent, as applicable, will distribute or cause to be distributed all New PSI Common Stock to be distributed under the Plan. On the Initial Stock Distribution Date, New PSI Common Stock shall be distributed to the Holders of Allowed Class 7 Claims and Allowed Class 9 Claims/Interests based on the Initial Class 7 Percentage and Initial Class 9 Percentage, respectively, and the Stock Disbursing Agent shall hold the Reserved New PSI Common Stock. Pending the distribution of Reserved New PSI Common Stock, as well as Initial Class 9 Securities, as provided for under the Plan, the Stock Disbursing Agent will cause such stock held by it to be: (i) represented in person or by proxy at each meeting of the stockholders of the Company; and (ii) voted in any election of directors of the Company and with respect to any other matter, in the manner determined by the Post-Emergence Equity Committee.

E.       FRACTIONAL SECURITIES AND ROUNDING OF PAYMENTS

                  No fractional securities will be issued. If a distribution to a Holder of an Allowed Claim or Allowed Interest would otherwise result in the issuance of a number of shares of New PSI Common Stock that is not a whole number, the actual distribution of shares of New PSI

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Common Stock will be rounded down to the next whole number. No consideration will be provided to Holders of Claims or Interests in lieu of fractional shares of New PSI Common Stock.

                  Whenever payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest whole cent. To the extent Cash remains undistributed as a result of the rounding of such fraction to the nearest whole cent, such Cash shall be treated as "Unclaimed Property" under the Plan.

F.       DISPUTED CLAIMS

                  Notwithstanding all references in the Plan to Claims that are Allowed, in undertaking the calculations concerning Allowed Claims or Allowed Administrative Expenses under the Plan, including the determination of the amount or number of distributions due to the Holders of Allowed Claims, Allowed Interests and Allowed Administrative Expenses, each Disputed Claim shall be treated as if it were an Allowed Claim, Allowed Interest or Allowed Administrative Expense, except that if the Bankruptcy Court estimates the likely portion of a Disputed Claim to be Allowed or authorized or otherwise determines the amount or number which would constitute a sufficient reserve for a Disputed Claim (which estimates and determinations may be requested by the Company), such amount or number as determined by the Bankruptcy Court shall be used as to such Claim.

                  Distributions of non-Cash consideration due in respect of a Disputed Claim shall be held and not made pending resolution of the Disputed Claim. The Cash distributions due in respect of Disputed Claims based on the calculations required by the Plan shall be reserved for

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

the Holders of Disputed Claims and deposited in the Disputed Claims Reserve.

                  After an objection to a Disputed Claim is withdrawn, resolved by agreement, or determined by Final Order, the distributions due on account of any resulting Allowed Claim, Allowed Interest or Allowed Administrative Expense shall be made by the Disbursing Agent, provided that any distribution of Cash shall be made from the Disputed Claims Reserves. Such distribution shall be made within forty-five (45) days of the date that the Disputed Claim becomes an Allowed Claim, Allowed Interest or Allowed Administrative Expense. No interest shall be due to a Holder of a Disputed Claim based on the delay attendant to determining the allowance of such Claim, Interest or Administrative Expense.

                  Should a finally Allowed Claim or Allowed Interest of a Holder otherwise entitle the Holder to a Cash distribution in an amount in excess of the undistributed assets in the Disputed Claims Reserve, unless the Debtor elects to pay such Holder sooner or the Court or terms of the Plan have limited the Holder's recourse to the amount held in the Disputed Claims Reserve for its Disputed Claim, the Holder shall receive, for the shortfall in the reserve to pay amounts already due, a three (3) year straight note from the applicable Debtor for such amount bearing five percent (5%) per annum simple interest from the date of the resolution of the Disputed Claim and in no event shall such Holder have recourse to any payments or distributions theretofore made to or for the benefit of any Holder of a Claim, Interest or Administrative Expense hereunder.

                  After an objection to such a Disputed Claim is sustained in whole or in part by a Final Order or by agreement such that the Disputed Claim is Disallowed in whole or in part, (1)

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

if the Disputed Claim was treated as a potential Claim or Interest in a Class which, under the Plan, shares among its members the consideration available for such Class, then the Cash held in the Disputed Claims Reserve and any other consideration held in respect of the particular Disputed Claim (in excess of the distributions due on account of any resulting Allowed Claim or Allowed Interest) shall be distributed by the Disbursing Agent or applicable Debtor to other Holders of Allowed Claims or Interests in such Class so as to give effect to the treatment set forth in the Plan for such Class, (2) otherwise, any amount held in the Disputed Claims Reserve in respect of the particular Disputed Claim (in excess of the distributions due on account of any resulting Allowed Claim or Allowed Administrative Expense) shall become the property of the Reorganized Debtors and may be used by the Reorganized Debtors in any manner not inconsistent with this Plan. If the Claim or Interest of a Holder of a Note or Interest is Disallowed (by example only, under 11 U.S.C. Section 502(d)), the Note or Interest of such Holder shall be cancelled, retired and of no further force and effect and such Holder shall be obligated to surrender any document, certificate or other matter evidencing such Note or Interest. The Holders of any such cancelled instruments, securities and other documentation will have no rights arising from or relating to such instruments, securities or other documentation, or the cancellation thereof, except the rights provided pursuant to the Plan.

                  Notwithstanding anything to the contrary in any other provision hereof, the provisions of the Indenture governing the relationship of the Indenture Trustee and the Noteholders, including, without limitation, those provisions relating to distributions, the Indenture Trustee's rights to payment, liens on property to be distributed to Noteholders, and the

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

Indenture Trustee's rights of indemnity, if any, shall not be affected by the Plan, Confirmation or the occurrence of the Effective Date.

                  Further, nothing herein affects the Indenture Trustee's rights pursuant to the Indenture and applicable nonbankruptcy law to assert liens on any distributions hereunder to the Noteholders, to secure payment of its fees and expenses. If the Indenture Trustee does not serve as disbursing agent with respect to distributions to Noteholders, then the funds and/or property distributed to any such disbursing agent shall be subject to the lien of the Indenture Trustee pursuant to the Indenture.

G.       UNDELIVERABLE AND UNCLAIMED DISTRIBUTIONS

                  If any distribution under the Plan is returned to the Company, Disbursing Agent, and/or Stock Disbursing Agent as undeliverable or the check or other similar instrument or distribution by the Company, Disbursing Agent and/or Stock Disbursing Agent remains uncashed or unclaimed, as applicable, for one hundred eighty (180) days, such Cash or New PSI Common Stock shall be deemed to be "Unclaimed Property." Upon property becoming Unclaimed Property, it immediately shall be revested in the Reorganized Debtors.

                  Pending becoming Unclaimed Property, such Cash or New PSI Common Stock will remain in the possession of the Disbursing Agent and/or Stock Disbursing Agent, as applicable, and, if said agent is notified in writing of a new address for the relevant Holder, it shall cause distribution of the Cash or New PSI Common Stock, as appropriate, within 45 days thereafter.

                  Once there becomes Unclaimed Property for a Holder, no subsequent

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distributions for such Holder which may otherwise be due under the Plan will accrue or be held for such Holder, provided that, if the applicable agent is notified in writing of such Holder's then-current address and status as a Holder under the Plan, thereafter, the Holder will become entitled to its share of distributions, if any, which first become due after such notification.

                  With respect to any undeliverable distributions on account of Note Claims, such property or interest shall be redistributed by the Indenture Trustee to the Noteholders with respect to which distributions are deliverable.

                  Notwithstanding any other provision in the Plan, the Class 8 Obligations shall be recalculated, for purpose of determining the distribution of the New PSI Common Stock Reserve, and appropriate credit given to Class 9 for checks payable to Holders of Class 8 Claims which remain uncashed or unclaimed for 180 days. However, such adjustment may never exceed the amount of stock remaining in the New PSI Common Stock Reserve at the time of the recalculation which has not yet been distributed to Holders of Class 7 Claims and Class 9 Claims/Interests.

H.       COMPLIANCE WITH TAX REQUIREMENTS

                  The Companies shall comply with all withholding and reporting requirements imposed by federal, state or local taxing authorities in connection with making distributions pursuant to the Plan.

                  In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) or withholding is required, the Companies shall file such information return with the Internal Revenue Service and

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provide any required statements in connection therewith to the recipients of such distribution, or effect any such withholding and deposit all moneys so withheld to the extent required by law. With respect to any Person from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Companies (or the Disbursing Agent), the Companies may, in their sole option, withhold the amount required and distribute the balance to such Person or decline to make such distribution until the information is received; provided, however, that the Companies shall not be obligated to liquidate any securities to perform such withholding.

I.       SURRENDER OF OLD PSI COMMON STOCK

                  As a condition to receiving any distribution of New PSI Common Stock under the Plan, each Holder of Old PSI Common Stock shall be required to surrender the certificates evidencing such stock to the Stock Transfer Agent; provided, however, the Debtors, Reorganized Debtors, Disbursing Agent, Stock Disbursing Agent, and/or Stock Transfer Agent, as applicable, may waive this condition and/or implement other comparable mechanisms or related customary practices. Holders of Old PSI Common Stock who cannot locate their stock certificates, if any, shall be allowed to file affidavits stating that such certificates are lost.

J.       RECORD DATE IN RESPECT TO DISTRIBUTIONS

                  Except as set forth below, the record date and time for the purpose of determining which Persons are entitled to receive any and all distributions on account of any Allowed Claims or Interests, irrespective of the date of or number of distributions, shall be the same as the Record Date.

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                  At the date and time of the Record Date, the registers with respect to Note Claims (the "Noteholder Registers") shall be deemed closed for purposes of determining whether a holder of a Noteholder Claim is a record holder entitled to distributions under the Plan. The Debtors, the Indenture Trustee and their respective agents, successors and assigns shall have no obligation to recognize, for purposes of distributions pursuant to or in any way arising under the Plan, any Note Claim or claim arising therefrom or in connection therewith that is transferred after the time of the Record Date. Instead, they all shall be entitled to recognize and deal for distribution purposes with only those record holders set forth in the Noteholder Registers as of the Record Date irrespective of the number of distributions to be made under the Plan or the date of such distributions.

                  The record date and time for the purpose of determining which Holders of Allowed Class 9 Claims/Interests are entitled to receive any and all distributions on account of any Allowed Class 9 Claims/Interests, irrespective of the date or number of distributions, shall be the Effective Date.

                                       X.
           LITIGATION, OBJECTIONS TO CLAIMS AND DETERMINATION OF TAXES

A.       GENERALLY AND OBJECTION DEADLINE

                  Except as may be expressly provided otherwise in the Plan, the Company shall be responsible for pursuing Rights of Action and any objection to the allowance of any Claim and the determination of Tax issues and liabilities; provided, however, BMC Software, Inc. shall be entitled to object to certain Claims jointly and/or exclusively, as the case may be, pursuant to the

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acquisition agreement between the parties and related documents in connection with the 2002 Remedy Sale.

                  During the first forty-five (45) days after the Effective Date, the Reorganized Debtors shall have exclusive authority to file objections, settle or compromise (without need for any further Court approval), withdraw or litigate to judgment objections to Claims, subject to the limited qualification described above in respect to BMC Software, Inc. Subsequent to the 45th day after the Effective Date, prior to the Objection Deadline, any party-in-interest may object to Claims that have not previously been objected to or litigated by the Debtors or Reorganized Debtors, as applicable.

                  Subject to the foregoing, unless another date is established by the Bankruptcy Court (which may so act without notice or hearing) or is established by other provisions of the Plan, any and all objections to a Claim shall be filed with the Bankruptcy Court and served on the Person holding such Claim within ninety (90) days after the Effective Date (the "Objection Deadline"), provided that the Reorganized Companies and/or Post-Emergence Equity Committee may seek extension(s) thereof subject to Bankruptcy Court approval.

                  In addition to any other available remedies or procedures with respect to Tax issues or liabilities, the Companies, Disbursing Agent, and/or Post-Emergence Equity Committee, as applicable, at any time, may utilize (and receive the benefits of) Bankruptcy Code Section 505 with respect to: any Tax issue or liability relating to an act or event occurring prior to the Effective Date; or any Tax liability arising prior to the Effective Date. If the Companies, Disbursing Agent and/or Post-Emergence Equity Committee utilize Bankruptcy Code Section 505(b):

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(1) the Court shall determine the amount of the subject Tax liability in the event that the appropriate governmental entity timely determines a Tax to be due in excess of the amount indicated on the subject return; and (2) if the prerequisites are met for obtaining a discharge of Tax liability in accordance with Bankruptcy Code Section 505(b), the Disbursing Agent, the Companies and any successors to the Companies shall be entitled to such discharge which shall apply to any and all Taxes relating to the period covered by such return.

B.       TEMPORARY OR PERMANENT RESOLUTION OF DISPUTED CLAIMS

                  The Companies at any time prior to the Effective Date, and the Reorganized Companies and Post-Emergence Equity Committee on and after the Effective Date, may request that the Bankruptcy Court estimate any contingent or unliquidated Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, irrespective of whether any party has previously objected to such Disputed Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any contingent or unliquidated Disputed Claim at any time during litigation concerning any objection to the Disputed Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent or unliquidated Disputed Claim, that estimated amount would constitute either the Allowed amount of such Disputed Claim or a maximum limitation on such Disputed Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Disputed Claim, the Company or Post-Emergence Equity Committee, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate payment on account of such Disputed Claim. In addition, the Company or Post-Emergence Equity

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Committee, as applicable, may resolve or adjudicate any Disputed Claim in the manner in which the amount of such Claim, Interest or Administrative Expense and the rights of the Holder of such Claim, Interest or Administrative Expense would have been resolved or adjudicated if the Chapter 11 Cases had not been commenced. All of the aforementioned objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. Section IX.E. of the Plan addresses distributions with respect to Disputed Claims.

C.       SETOFFS

                  The Companies may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim, Interest or Administrative Expense and the distributions to be made pursuant to the Plan on account of such Claim, Interest or Administrative Expense (before any distribution is made on account of such Claim, Interest or Administrative Expense), the Rights of Action of any nature that the Companies may hold against the Holder of such Allowed Claim, Interest or Administrative Expense. Neither the failure to set off nor the allowance of any Claim, Interest or Administrative Expense hereunder will constitute a waiver or release by the Companies of any such Rights of Action that the Companies may have against such Holder.

D.       PRESERVATION OF RIGHTS OF ACTION & UTILIZATION THEREOF BY DISBURSING
         AGENT

                  Subject to Section A above, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors, or Disbursing Agent to the extent set forth below, and their successors, any assigns hereunder and future assigns will retain and may exclusively enforce any Rights of Action subject only to any express waiver or release thereof in the Plan (see e.g.,

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

Section XI. of the Plan) or in any other contract, instrument, release, indenture or other agreement entered into in connection with the Plan, and the Confirmation Order's approval of the Plan shall be deemed a res judicata determination of such rights to retain and exclusively enforce such Rights of Action. Absent such express waiver or release, the Reorganized Debtors, Disbursing Agent or the successors or assigns of any of them may pursue Rights of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors (or their successors or future assigns). The Rights of Actions may be asserted or prosecuted before or after solicitation of votes on the Plan or before or after the Effective Date.

                  Absent an express waiver or release as referenced above, nothing in the Plan shall (or is intended to) prevent, estop or be deemed to preclude the Companies or Disbursing Agent from utilizing, pursuing, prosecuting or otherwise acting upon all or any of their Rights of Action and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to such Rights of Action upon or after Confirmation or Consummation. By example only and without limiting the foregoing, the utilization or assertion of a Right of Action or the initiation of any proceeding with respect thereto against a Person, by the Companies or Disbursing Agent or any successor to or assign of any of them, shall not be barred (whether by estoppel, collateral estoppel, res judicata or otherwise) as a result of: (a) the solicitation of a vote on the Plan from such Person or such Person's predecessor in interest; (b) the Claim, Interest or Administrative Expense of such Person or such Person's predecessor in interest having been listed in the Debtor's Schedules, List of Equity Security Holders, or in the Plan,

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

Disclosure Statement or any exhibit thereto; (c) prior objection to or allowance of a Claim, Interest or Administrative Expense of the Person or such Person's predecessor in interest; or (d) Confirmation of the Plan.

                  AS OF THE TIME THAT THE COMPANIES ARE SOLICITING VOTES ON THE PLAN, THE COMPANIES HAVE NOT COMPLETED THEIR ANALYSES OF CLAIMS, INTERESTS, ADMINISTRATIVE EXPENSES OR RIGHTS OF ACTION. AS SET FORTH HEREIN, THE COMPANIES, THEIR DISBURSING AGENT OR ANY SUCCESSORS OR ASSIGNS RETAIN THEIR ABILITY TO OBJECT TO CLAIMS, INTERESTS OR ADMINISTRATIVE EXPENSES AFTER THE EFFECTIVE DATE.

                  For purposes of voting on or objecting to the Plan, any Person with whom the Companies have entered into a transaction or to whom a Debtor has incurred an obligation or made a transfer of money or property, prepetition or postpetition, should assume that such obligation, transfer, or transaction may be reviewed by the Companies, Disbursing Agent or Committee subsequent to the solicitation of votes on the Plan or after the Effective Date and that such Person may be the subject of an action, proceeding or claim by the Companies, Disbursing Agent or Committee after the solicitation of votes on the Plan or after the Effective Date.

                  Notwithstanding any allowance of a Claim or Administrative

Expense, the Companies reserve the right to seek, among other things, to have such Claim or Administrative Expense disallowed if the Companies, at the appropriate time, determine that they have a defense under 11 U.S.C. Section 502(d), e.g., the Companies hold a Right of Action for an Avoidance claim against the Holder of such Claim or Administrative Expense and such Holder after demand refuses to pay the amount due in respect thereto. Such reservation shall remain subject to any

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limitation on application of 11 U.S.C. Section 502(d) to Administrative Expenses
under applicable law.

                  To facilitate the use of a Disbursing Agent in connection with the Chapter 11 Cases, the Disbursing Agent, as an agent of the Reorganized Debtors, shall be deemed to be vested with the Companies' defenses, counterclaims, crossclaims, rights of recoupment or setoff, Avoidance Actions and all other appropriate Rights of Action, for the purposes of disputing, or reducing or eliminating the Allowed amount of, Claims, Interests, or Administrative Expenses to be paid by the Disbursing Agent pursuant to the Plan (but not for the purpose of establishing or creating affirmative recovery against the Holders of Claims, Interests or Administrative Expenses). Any portion of such Rights of Action not utilized and exhausted by the Disbursing Agent shall be retained by and, despite the deemed vesting in the Disbursing Agent, may be utilized and acted upon by, the Reorganized Debtors. The guiding principle in resolving any dispute over control of a Right of Action shall be the best interests of the Reorganized Debtors (or their successors or future assigns).

E.       SEC PARTIAL SETTLEMENT AGREEMENT

                  PSI has entered into the SEC Partial Settlement Agreement, substantially in the form attached hereto as Supplemental Plan Exhibit O. On or about June 30, 2003, the SEC Partial Settlement Agreement was submitted by the parties to the U.S. District Court for the Southern District of California, which is overseeing the SEC's civil complaint against PSI relating to the accounting irregularities discussed in Section III.G. of the Disclosure Statement. Pursuant to the SEC Partial Settlement Agreement, among other things, PSI has agreed to: (1) be enjoined from violating certain provisions of the federal securities laws; (2) comply on an

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accelerated basis with the rules regarding management's reporting on internal controls in accordance with Sarbanes-Oxley Act of 2002; (3) retain an internal auditor to insure that PSI's financial results are accurately reported; (4) establish a corporate compliance program and retain a compliance officer to perform an ongoing review of the effectiveness of PSI's governance systems; (5) commence a training program for PSI's officers and employees to prevent violations of federal securities laws; and (6) make a public statement that fully and accurately discloses the current condition of its internal control structure and its procedures for financial reporting on the Effective Date of the Plan. The SEC Partial Settlement Agreement resolves all matters raised in the SEC's civil complaint, except disgorgement and/or civil penalties, if any. Subject to and upon approval by the U.S. District Court for the Southern District of California, the SEC Partial Settlement Agreement shall be of full force and effect and binding upon PSI.

                                      XI.
                     RELEASE, WAIVER AND RELATED PROVISIONS

A.       INJUNCTIONS

         1.       Generally

                  Unless otherwise provided in the Plan or the Confirmation Order, all injunctions and stays provided for in the Chapter 11 Cases pursuant to sections 105 and 362 of the Bankruptcy Code or otherwise in effect on the Confirmation Date, shall remain in full force and effect until the Effective Date. From and after the Effective Date, all Persons are permanently enjoined from, and restrained against, commencing or continuing in any court any suit, action or other proceeding, or otherwise asserting any claim or interest, (a) seeking to hold (i) the

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Reorganized Debtors or (ii) the property of the Reorganized Debtors, liable for any claim, obligation, right, interest, debt or liability that has been discharged or released pursuant the Plan.

         2. Injunction Related to Rights of Action and Discharged or Terminated Claims, Administrative Expenses or Interests

                  Except as provided in the Plan or in the Confirmation Order, as of the Confirmation Date, all Entities that have held, currently hold or may hold a Claim, Administrative Expense, Interest or other debt or liability that is discharged, Impaired or terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions either (x) against the Companies or their property on account of all or such portion of any such Claims, Administrative Expenses, Interests, debts or liabilities that are discharged or terminated or (y) against any Person with respect to any Right of Action or any objection to a Claim, Administrative Expense or Interest, which Right of Action or objection, under the Plan, is waived, released or exclusively retained by either of the Companies: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due; and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan. To avoid any doubt, except as otherwise expressly noted in the Plan, nothing in the Plan or herein shall be construed or is intended to affect, enjoin, modify, release or waive any claims, rights, and actions that a third party may

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have against a person other than the Debtors, provided that such claims, rights, and actions are wholly separate and exist independently from any claims, rights and actions of the Estates.

                  Notwithstanding any other provision in the Plan to the contrary, the Plan shall not in any manner modify or affect, nor shall it be construed in any manner to modify or affect the interests and rights, if any, in the Current D&O Policies held or possessed by any former or current officers or directors of the Company, any other Indemnified Person, or any plaintiff(s) in the Securities Litigation, including, without limitation, any rights to use the proceeds of the Current D&O Policies for the payment of any losses that are covered under said policies (including, without limitation, attorneys' fees, other litigation defense costs, and/or amounts paid in connection with any settlements entered into or judgments entered).

                  To avoid any doubt, notwithstanding any of the foregoing or any other provision in the Plan, the Plan shall not in any manner enjoin, release, or limit claims against present and/or former officers and/or directors of the Debtors that have been or may be asserted by Heywood Waga, the Loran Group and/or any other plaintiffs in the Securities Litigation.

B.       POTENTIAL LIMITED INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

                  Without affecting any other relief available to Holders of Indemnified Claims under the Plan or otherwise, the Debtors reserve all their rights to seek to honor prepetition Indemnity Claims of certain Indemnified Persons on any appropriate grounds upon separate notice, including by way of motion(s) to be Filed with the Bankruptcy Court seeking the payment of Indemnity Claims of certain Indemnified Persons for valuable services and/or other consideration for the Estates.

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C.       LIMITATION OF LIABILITY IN CONNECTION WITH THE PLAN, DISCLOSURE
         STATEMENT AND RELATED DOCUMENTS

                  Section 1123(b)(6) of the Bankruptcy Code provides that a plan of reorganization may contain any appropriate provision that is not inconsistent with the applicable provisions of the Bankruptcy Code. Pursuant to section 1123(b)(6) of the Bankruptcy Code, the Plan hereby includes this Plan Exculpation Provision, expressly providing that the directors, officers, employees, members and professionals (acting in such capacity) and the respective members and professionals of the Committee and Equity Committee, and the Companies, Committee and Equity Committee themselves (collectively, the "Plan Participants") will neither have nor incur any liability to any Person for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken in connection with the Plan, the Disclosure Statement, or the Confirmation Order, including solicitation of acceptances of the Plan; provided, however, that this exculpation shall not preclude liability for any Plan Participant as to acts or omission determined in a Final Order to have constituted gross negligence or willful misconduct.

                                      XII.
           PENSION PLANS, OTHER RETIREE BENEFITS AND LABOR CONTRACTS

                  From and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors are to continue to pay all "retiree benefits" (as that term is defined in section 1114(a) of the Bankruptcy Code), if any, at the level established

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

pursuant to subsection (e)(I)(B) or (g) of section 1114 of the Bankruptcy Code, at any time prior to Confirmation, for the duration of the period that the Reorganized Debtors have obligated themselves to provide such benefits.

                                     XIII.
              NO REGULATED RATE CHANGE WITHOUT GOVERNMENT APPROVAL

                  No rate charged by any Debtor over which any governmental regulatory commission would have jurisdiction under applicable non-bankruptcy law will be changed through the Plan without obtaining such approval.

                                      XIV.
                     EXEMPTION FROM CERTAIN TRANSFER TAXES

                  Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person pursuant to the Plan including (a) the issuance, transfer, or exchange of New PSI Common Stock, (b) the creation of any mortgage deed or trust, or other security interest, and (c) the making of any agreement or instrument in furtherance of, or in connection with, this Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar Tax or governmental assessment.

                                      XV.
               RETENTION OF JURISDICTION AND MISCELLANEOUS MATTERS

A.       RETENTION OF JURISDICTION

                  Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Chapter 11 Cases and any

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of the proceedings related to the Chapter 11 Cases pursuant to section 1142 of the Bankruptcy Code and 28 U.S.C. Section 1334 to the fullest extent permitted by the Bankruptcy Code and other applicable law, including, without limitation, such jurisdiction as is necessary to ensure that the purpose and intent of the Plan are carried out. Without limiting the generality of the foregoing, the Bankruptcy Court shall retain jurisdiction for the following purposes:

                           (1) establish the priority or secured or unsecured status of, allow, disallow, determine, liquidate, classify, or estimate any Claim, Administrative Expense or Interest (including, without limitation and by example only, determination of Tax issues or liabilities in accordance with Bankruptcy Code Section 505), resolve any objections to the allowance or priority of Claims, Administrative Expense or Interests, or resolve any dispute as to the treatment necessary to reinstate a Claim, Administrative Expense or Interest pursuant to the Plan;

                           (2) grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

                           (3)      resolve any matters related to the
                  assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Company is a party or with respect to which the Company may be liable, and to hear, determine and, if necessary, liquidate any Claims or Administrative Expenses arising therefrom;

                           (4) ensure that distributions to Holders of Allowed Claims, Administrative Expenses or Interests are made pursuant to the provisions of the Plan, and to effectuate performance of the provisions of the Plan;

                           (5) decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Company that may be pending before the Effective Date or that may be commenced thereafter as provided in the Plan;

                           (6) enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Confirmation Order or in the Plan, including, without limitation, any stay orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified or vacated;

                           (7) resolve any cases, controversies, suits or disputes that may arise in connection with the consummation, interpretation or enforcement of the Plan or

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

                  the Confirmation Order, including any disputes relating to the Initial Stock Distribution, Initial Stock Distribution Formula, Interim Stock Adjustment Distributions, Stock Adjustment Formula, and any other distributions of New PSI Common Stock pursuant to the Plan, and the release and injunction provisions set forth in and contemplated by the Plan and the Confirmation Order or any Person's rights arising under or obligations incurred in connection with the Plan or the Confirmation Order; provided, however, that, absent a Reorganized Debtor's request or consent, such retention of jurisdiction shall not apply to any cases, controversies, suits or disputes that may arise in connection with a Reorganized Debtor's or any other entity's rights or obligations as: (a) the issuer or Holder, respectively, of any securities issued or delivered pursuant to the Plan; or (b) a party to any agreements governing, instruments evidencing or documents relating to the securities issued or delivered pursuant to the Plan;

                           (8) subject to the restrictions on modifications provided in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code or modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

                           (9) issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation or enforcement of the Plan or the Confirmation Order,

                           (10) consider and act on the compromise and settlement of any Claim against, or Right of Action of the Companies or Disbursing Agent;

                           (11) decide or resolve any Rights of Action under the Bankruptcy Code, including without limitation, Avoidance Actions and claims under sections 362, 510, 542 and 543 of the Bankruptcy Code;

                           (12) enter such orders as may be necessary or appropriate in connection with the recovery of the assets of the Companies wherever located;

                           (13) hear and determine any motions or contested matters involving Tax Claims or Taxes either arising prior (or for periods including times prior) to the Effective Date or relating to the administration of the Chapter 11 Cases, including, without limitation (i) matters involving federal, state and local Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, (ii) matters concerning Tax refunds due for any period including times prior to the Effective Date, and (iii) any matters arising prior to the Effective Date affecting Tax

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

                  attributes of the Companies;

                           (14) determine such other matters as may be provided for in the Confirmation Order or as may from time to time be authorized under the provisions of the Bankruptcy Code or any other applicable law;

                           (15) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings issued or entered in connection with the Chapter 11 Cases or the Plan;

                           (16) remand to state court any claim, cause of action, or proceeding involving the Debtor that was removed to federal court in whole or in part in reliance upon 28
                  U.S.C. Section 1334;

                           (17) determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, except as otherwise provided in the Plan;

                           (18) determine any other matter not inconsistent with the Bankruptcy Code; and

                           (19)     enter an order concluding the Chapter 11
                  Cases.

B.       MISCELLANEOUS MATTERS

         1.       Headings

                  The headings used in the Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the construction of the provisions of the Plan.

         2.       Services by and Fees for Professionals and Certain Parties

                  Fees and expenses for the professionals retained by the Companies or the Committee for services rendered and costs incurred after the Petition Date and prior to the Effective Date will be fixed by the Bankruptcy Court after notice and a hearing and such fees and expenses will be paid by the Companies or Disbursing Agent, as applicable (less deductions for any and all amounts thereof already paid to such Persons with respect thereto) within five
(5)

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

Business Days after a Final Order of the Bankruptcy Court approving such fees and expenses. Without limiting the Reorganized Debtors' obligations after the Effective Date under applicable law, from and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, pay the reasonable fees and expenses of the professional Persons thereafter incurred by either of the Reorganized Debtors or the Disbursing Agent related to: (a) the implementation or consummation of the Plan; (b) the prosecution of any objections to Claims, Administrative Expenses or Interests, or (c) litigation or other Rights of Action reserved by either of the Companies under the Plan.

                  The reasonable fees and expenses of the Indenture Trustee (which includes the reasonable fees and expenses of any professionals retained by the Indenture Trustee) shall be paid in accordance with the procedures established herein. Ten (10) days prior to the Effective Date, the Indenture Trustee shall submit to the Debtors appropriate documentation in support of the fees and expenses incurred by the Indenture Trustee through that date (including any estimated fees and expenses through the Effective Date), whether incurred prior to or subsequent to the Petition Date, together with a detailed, reasonable estimate of any fees and expenses to be incurred thereafter. Such estimate may include, without limitation, projected fees and expenses relating to surrender and cancellation of notes, distribution of securities, and fees and expenses to be incurred in respect of any challenge to the claims asserted by the Indenture Trustee, whether based on the Notes or the claimed amount of such fees and expense. On or prior to the Effective Date, the Debtors will pay the undisputed amount of the Indenture Trustee's fees and expenses. No later than thirty (30) days after the Effective Date, or as soon thereafter as may be practical,

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

the Indenture Trustee will deliver a final invoice for its fees and expenses. The Debtors will have a period of thirty (30) days after receipt to review the final invoice and provide the Indenture Trustee with any objection to the final invoice, stating with specificity their objections to particular charges. If no objection is received by the Indenture Trustee within thirty (30) days, then the Indenture Trustee shall be paid such amount without the need for any further approval of the Bankruptcy Court. If the Debtors timely advise the Indenture Trustee in writing that they object to all or a portion of such fees, which objection states with specificity their objection to particular charges, then:
(i) the Debtors shall pay the undisputed portion of the fees and expenses; and
(ii) the Indenture Trustee may either, at its option, submit the disputed portion to the Bankruptcy Court for resolution or exercise its rights under the Indenture. The Indenture Trustee will not be required to file a fee application or to comply with guidelines and rules applicable to a fee application, and will not be subject to Sections 330 or 503(b) of the Bankruptcy Code. Provided that the Indenture Trustee's fees and expenses are paid in cash in full by the Debtors as required by the preceding provisions, distributions received by Noteholders pursuant to the Plan will not be reduced on account of the payment of the Indenture Trustee's fees and expenses.

                  The Indenture Trustee's charging lien will be discharged solely upon payment in full of its fees and expenses. Accordingly, nothing herein shall be deemed to impair, waive or discharge the Indenture Trustee's charging lien against property held to be distributed to Noteholders pursuant to the Plan with respect to any fees and expenses not paid by the Debtors irrespective of whether such amounts are allowed or disallowed by the Bankruptcy Court.

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

3.       Bar Date For Administrative Expenses

                  Requests for payment of all Administrative Expenses, other than for those for which a request and/or proof of claim has previously been or is otherwise timely Filed, must be filed and served on the Companies and the United States Trustee no later than sixty (60) days after the Effective Date. The Reorganized Debtors shall have until one hundred eighty (180) days after the Effective Date to bring an objection to a timely filed request for payment of an Administrative Expense. Nothing in the Plan shall prohibit the Companies from paying Administrative Expenses in the ordinary course in accordance with applicable law during or after the Chapter 11 Cases, but after the Effective Date, the Reorganized Debtors' obligation to pay an Administrative Expense will depend upon the claimant's compliance with this Section and such Administrative Expense being Allowed under the provisions of the Plan. Notwithstanding the foregoing provisions of this Section, but except as may be expressly provided in other Sections of this Plan:

                           (a)      Other applicable law (including, without
limitation and by example, Bankruptcy Code Section 505) shall govern the time for the obligee to notice, request or assess an Ordinary Course & Assumed Administrative Expenses for income taxes; and

                           (b)      Professionals or other entities requesting
compensation or reimbursement of expenses pursuant to Bankruptcy Code sections 327, 328, 330, 331, 503(b) and 1103 for services rendered or expenses incurred after the Petition Date and prior to the Effective Date must file and serve, on all parties entitled to notice thereof, an application for final allowance of compensation and reimbursement of expenses in accordance with the various

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

orders of the Bankruptcy Court establishing procedures for submission and review of such applications; provided that, if no last date is set in such procedures for filing such applications, they must be filed no later than one hundred twenty (120) days after the Effective Date.

         4.       Notices

                  All notices and requests in connection with the Plan shall be in writing and shall be hand delivered or sent by mail addressed to:

                           PEREGRINE SYSTEMS, INC.
                           PEREGRINE REMEDY, INC.
                           Attn: General Counsel
                           3611 Valley Center Drive, 5th Floor
                           San Diego, CA 92130

         with a copy to:

                           PACHULSKI, STANG, ZIEHL, YOUNG,
                           JONES & WEINTRAUB P.C.
                           Attn: Jeremy V. Richards, Esq.
                           10100 Santa Monica Blvd., Suite 1100
                           Los Angeles, CA 90067
                           Telephone :  (310) 277-6910
                           Facsimile: (310) 201-0760

                  All notices and requests to any Person holding of record any Claim, Administrative Expense or Interest shall be sent to such Person at the Person's last known address or to the last known address of the Person's attorney of record. Any such Person may designate in writing any other address for purposes of this Section of the Plan, which designation will be effective on receipt.

         5.       Successors and Assigns

                  The rights, duties and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such

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

Person.

         6.       Committee and Equity Committee

                  The Committee, the Equity Committee and all other official committees appointed in connection with the Chapter 11 Cases shall be dissolved and the employment of professionals by such committees shall be deemed terminated on the Effective Date; provided, however, that following the Effective Date, the professionals of such committees may prepare their respective Fee Applications.

         7.       Severability of Plan Provisions

                  If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, Impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to their terms.

         8.       No Waiver

                  Neither the failure of the Companies to list a Claim in the Debtor's Schedules, the

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

failure of the Companies to object to any Claim or Interest for purposes of voting, the failure of the Companies to object to a Claim, Administrative Expense or Interest prior to Confirmation or the Effective Date, the failure of the Companies to assert a Right of Action prior to Confirmation or the Effective Date, the absence of a proof of Claim having been filed with respect to a Claim, nor any action or inaction of the Companies or any other party with respect to a Claim, Administrative Expense, Interest or Right of Action other than a legally effective express waiver or release shall be deemed a waiver or release of the right of the Companies or their successors, before or after solicitation of votes on the Plan or before or after Confirmation or the Effective Date to (a) object to or examine such Claim, Administrative Expense or Interest, in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any Rights of Action.

         9.       Inconsistencies

                  In the event the terms or provisions of the Plan are inconsistent with the terms and provisions of the exhibits to the Plan or documents executed in connection with the Plan, the terms of the Plan shall control.

                                      XVI.
                  CONDITIONS TO CONFIRMATION AND EFFECTIVENESS

A.       CONDITIONS PRECEDENT TO PLAN EFFECTIVENESS

                  The Plan will not be consummated and the Effective Date will not occur unless and until (A) the Confirmation Order is in a form acceptable to the Debtors, and, if not previously authorized by Court Order, expressly provides that the Debtors are authorized and directed to enter into and assume the Modified Kilroy Building Two Lease on the later of the Effective Date or July 31, 2003 and Reorganized PSI shall have entered into the Modified Kilroy Building Two Lease; (B) the Debtors shall have set aside for the sole and exclusive benefit of Kilroy the sum $18 million due and payable to Kilroy on the Effective Date pursuant to any election by Kilroy to receive Class 8.B. Treatment; and (C) the Confirmation Order shall be a Final Order. Any of the foregoing conditions may be waived by the Company (such waiver shall not require any notice, Bankruptcy Court order, or any further action).

B.       EFFECT OF NON-OCCURRENCE OF CONDITIONS TO EFFECTIVE DATE

                  Each of the conditions to the Effective Date must be satisfied or duly waived, as provided above, within 90 days after the Confirmation Date. If each condition to the Effective Date has not been satisfied or duly waived, as described above, within 90 days after the Confirmation Date, then upon motion by the Companies made before the time that each of such conditions has been satisfied or duly waived and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order shall be vacated by the Bankruptcy Court. Notwithstanding the filing of such motion, however, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated for failure to satisfy a condition to the Effective Date, the Plan shall be deemed null and void in all respects (including, without limitation, (1) any discharge of Claims and Administrative Expenses and termination of Interests pursuant to section 1141 of the Bankruptcy Code will be deemed null and void, (2) the assumptions, assumptions and assignments or rejections of executory contracts and unexpired leases pursuant to the Plan will be deemed null and void, and (3) nothing contained in the Plan will (a) constitute a waiver or release of any Rights of Action, Claim, Administrative Expense or Interest or
(b) prejudice in any manner the rights of the Company).

                                     XVII.
                             EFFECT OF CONFIRMATION

A.       BINDING EFFECT OF CONFIRMATION

                  Confirmation will bind the Company, all Holders of Claims, Administrative Expenses or Interests and other parties in interest to the provisions of the Plan whether or not the Claim, Administrative Expense or Interest of such Holder is Impaired under the Plan and whether or not the Holder of such Claim, Administrative Expense or Interest has accepted the Plan.

B.       GOOD FAITH

                  Confirmation of the Plan shall constitute a finding that: (i) this Plan has been proposed in good faith and in compliance with applicable provisions of the Bankruptcy Code; and (ii) all Persons' solicitations of acceptances or rejections of this Plan and the offer, issuance, sale, or purchase of a security offered or sold under the Plan have been in good faith and in compliance with applicable provisions of the Bankruptcy Code.

C.       NO LIMITATIONS ON EFFECT OF CONFIRMATION

                  Nothing contained in the Plan will limit the effect of Confirmation as described in section 1141 of the Bankruptcy Code.

D.       DISCHARGE OF CLAIMS, ADMINISTRATIVE EXPENSES AND INTERESTS

                  Except as provided in the Plan or Confirmation Order, the rights afforded

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

hereunder and the treatment of Claims, Administrative Expenses and Interests thereunder will be in exchange for and in complete satisfaction, discharge and release of all Claims and Administrative Expenses and termination of all Interests, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or the Confirmation Order, Confirmation will: (i) discharge the Debtors and Reorganized Debtors from all Claims, Administrative Expenses or other debts that arose before the Confirmation Date and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based on such debt is filed or deemed filed pursuant to section 501 of the Bankruptcy Code, (b) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (c) the Holder of a Claim or Administrative Expense based on such debt has accepted the Plan; and
(ii) terminate all Interests and other rights of Interest Holders in the Debtors. As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all Entities shall be precluded from asserting against the Debtors, the Reorganized Debtors, their successors or their property, any other or further claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date.

                  Notwithstanding any other provision herein, Confirmation of the Plan shall not and does not: (a) enjoin from or restrain Microsoft Corporation and MSLI, GP (collectively, "Microsoft") against continuing Adversary Proceeding No. 03-50429, pending in the Bankruptcy Court; (b) vest in Debtors the software and licenses that are the subject of Adversary Proceeding No. 03-50429; or (c) satisfy, discharge or release the claims and interests of Microsoft asserted in

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Adversary Proceeding No. 03-50429.

E.       JUDICIAL DETERMINATION OF DISCHARGE

                  As of the Confirmation Date, except as provided in the Plan, all Persons shall be precluded from asserting against Debtors any other or further Claims, Administrative Expenses, Interests, debts, rights, causes of action, liabilities, or equity interests based on any act, omission, transaction or other activity of any kind or nature that occurred before the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or in the Confirmation Order, the Confirmation Order will be a judicial determination of discharge of all such Claims, Administrative Expenses and other debts and liabilities against the Debtor and termination of all such Interests and other rights of Interest Holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharges shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged liability, Claim, or Administrative Expense or terminated Interest. Notwithstanding the foregoing, the SEC and other governmental agencies shall not be subject to the foregoing injunction with respect to the exercise and enforcement of any of their respective regulatory or police rights and powers.

F.       EXEMPTION FROM SECURITIES LAWS

                  The entry of the Confirmation Order shall be (1) a final determination of the Bankruptcy Court that (a) the New PSI Common Stock issued to or for the benefit of the Holders of Allowed Class 7 Claims and Allowed Class 9 Claims/Interests, (b) the Designated Stock Options, (c) the New PSI Common Stock issuable upon the exercise of the Designated Stock Options, and (d) the Reorganization Notes, all as authorized, issued or distributed pursuant to

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this Plan, are entitled to all of the benefits and exemptions provided by section 1145 of the Bankruptcy Code, and (2) deemed to incorporate the following as mixed findings of fact and conclusions of law:

         1.       Initial Offer and Sale Exempt from Registration.

                  Section 5 of the Securities Act and any State or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security, do not apply to the offer or sale of (a) the New PSI Common Stock to or for the benefit of the Holders of Allowed Class 7 Claims and Allowed Class 9 Claims/Interests, (b) the Designated Stock Options, (c) the New PSI Common Stock issuable upon the exercise of the Designated Stock Options, or (d) the Reorganization Notes in accordance with the Plan.

         2.       For Resale Purposes, Initial Offering Deemed Public Offering.

                  The offer or sale of (a) the New PSI Common Stock to or for the benefit of the Holders of Allowed Class 7 Claims and Allowed Class 9 Claims/Interests, (b) the Designated Stock Options, (c) the New PSI Common Stock issuable upon the exercise of the Designated Stock Options, or (d) the Reorganization Notes in accordance with the Plan is deemed to be a public offering. Accordingly, such securities shall be deemed not to be "restricted securities" within the meaning of the Securities Act and may be resold without registration under the Securities Act by any holder not deemed under 11 U.S.C.
Section 1145(b) to be an underwriter with respect to such securities. (Directors, executive officers, and certain controlling Persons and other affiliates of the Reorganized Debtors are deemed to be "underwriters" under 11 U.S.C. Section.

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1145(b), as are non-affiliates who engage in certain types of trading activities with respect to the Company's securities.).

                  The entry of the Confirmation Order shall be a final determination of the Bankruptcy Court that the beneficial interests in the Litigation Trust shall not be deemed "securities" under applicable federal or state securities laws in any manner requiring (a) registration of the offer or sale of such interests, or the registration or licensing of any issuer or seller of such interests, under such laws, (b) the registration of such interests as a class of equity securities under the Securities Exchange Act of 1934, as amended, or (c) the licensing of the Litigation Trust as an investment company under the Investment Company Act of 1940, as amended.

G.       PLAN EXCULPATION PROVISION DEEMED NECESSARY

                  Entry of the Confirmation Order is to be deemed to include a judicial finding that the Plan Exculpation Provision is necessary to, inter alia, facilitate Confirmation and feasibility and to minimize potential claims arising after the Effective Date for indemnity, reimbursement or contribution from the Companies. In that the Plan Exculpation Provision resolves the matters described therein, the Confirmation Order's approval of the Plan also shall be deemed a res judicata determination of the matters included in the Plan Exculpation Provision.

H.       PLAN DISTRIBUTIONS AND TRANSFERS DEEMED NOT TO BE FRAUDULENT TRANSFERS

                  The Confirmation Order is to be a judicial determination that no distribution or transfer of Cash, securities or other property under the Plan by a Debtor, Reorganized Debtor or Disbursing Agent is to be deemed to have been made with the actual intent to hinder, delay, or

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defraud any creditor. Moreover, the Confirmation Order shall also be a judicial determination that, with respect to a timely distribution or transfer by a Debtor, Reorganized Debtor or Disbursing Agent of Cash, securities or other property which was required under the Plan to be made on, or as soon as practicable after, the Effective Date, the Debtor or Reorganized Debtor (1) was solvent at the time of such distribution or transfer and immediately thereafter,
(2) was not left thereby with an unreasonably small amount of assets with respect to its intended business or transactions, and (3) did not intend to incur, did not believe it would incur, and reasonably should have believed it would not incur, debts beyond its ability to pay as they became due.

I.       BMC's RIGHTS

                  Nothing contained herein shall in any way affect or modify the obligations of the Debtors under, or the rights and remedies granted to BMC Software, Inc. in, the Acquisition Agreement or the Sale Order relating to the 2002 Remedy Sale.

                                     XVIII.
                       MODIFICATION OR WITHDRAWAL OF PLAN

A.       MODIFICATION OF PLAN

                  The Debtors may seek to amend or modify the Plan at any time prior to its Confirmation in the manner provided by section 1127 of the Bankruptcy Code or as otherwise permitted by law without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as the Bankruptcy Court may otherwise order, including, without limitation, in respect to the classification of Securities Claims and Old PSI Common Interests, and the Company reserves the right to amend the terms of the Plan or waive any conditions to its Confirmation, effectiveness or consummation if the Company determines that such amendments or waivers are

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necessary or desirable to confirm, effectuate or consummate the Plan.

                  After confirmation of the Plan, the Companies may apply to the Bankruptcy Court, pursuant to section 1127 of the Bankruptcy Code, to modify the Plan. After confirmation of the Plan, the Companies may apply to remedy defects or omissions in the Plan or to reconcile inconsistencies in the Plan. The Plan may not be altered, amended or modified without the written consent of the Companies or their successors.

B.       WITHDRAWAL OF PLAN

                  The Companies reserve the right, to be exercised in their sole and unfettered discretion, to revoke and withdraw the Plan at any time prior to the Effective Date, in which case the Plan will be deemed to be null and void (including, without limitation, (1) any discharge of Claims and Administrative Expenses and termination of Interests pursuant to section 1141 of the Bankruptcy Code will be deemed null and void, (2) the assumptions, assumptions and assignments or rejections of executory contracts and unexpired leases pursuant to the Plan will be deemed null and void, and (3) nothing contained in the Plan will (a) constitute a waiver or release of any Right of Action, Claim, Administrative Expense or Interest or (b) prejudice in any manner the rights of the Companies).

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                                      XIX.
                              CONFIRMATION REQUEST

                  The Companies request that the Court confirm the Plan and that it do so, if applicable, pursuant to section 1129(b) of the Bankruptcy Code notwithstanding the rejection of the Plan by any Impaired Class.

Dated:  ___________, 2003            PEREGRINE SYSTEMS, INC.

                                     By: ____________________________________
                                         Name:  Gary Greenfield
                                         Title: Chief Executive Officer

                                     PEREGRINE REMEDY, INC.

                                     By: ____________________________________
                                         Name:  Gary Greenfield
                                         Title: Chief Executive Officer

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PRESENTED BY:

PACHULSKI, STANG, ZIEHL, YOUNG,
JONES & WEINTRAUB P.C.


By:     /s/
     ------------------------------------
      Laura Davis Jones (Bar No. 2436)
      Richard M. Pachulski (CA Bar No. 90073)
      Robert B. Orgel (CA Bar No. 101875)
      Jeremy V. Richards (CA Bar No. 102300)
      Jonathan J. Kim (CA Bar No. 180761)
      919 North Market Street, 16th Floor
      P.O. Box 8705
      Wilmington, Delaware 19899-8705 (Courier 19801)
      Telephone:  (302) 652-4100
      Facsimile:  (302) 652-4400

Counsel for the Debtors and Debtors in Possession

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                                   EXHIBIT "K"

                   Terms & Conditions of Reorganization Notes

                  Aggregate Principal Amount: Not to exceed $58.8 million.

                  Interest Rate: six and one-half (6-1/2%) per annum.

                  Payment Terms: eight (8) equal installments of principal, plus interest in arrears, payable every six (6) months, commencing on that date which is six (6) months after the Effective Date.

                  Prepayment: Prepayment in whole or in part, at any time, without penalty.